                                                                   EXHIBIT 10.19



                               LEASE OF THE LAND


                                 By and Between

                    SUMITOMO BANK LEASING AND FINANCE, INC.,
                             A DELAWARE CORPORATION


                                  as Landlord

                                      and

                       OCTEL COMMUNICATIONS CORPORATION,
                             A DELAWARE CORPORATION




                                   as Tenant



                                      for
                              Premises located in
                              Milpitas, California





             THIS LEASE IS NOT INTENDED TO CONSTITUTE A TRUE LEASE
                   FOR INCOME TAX PURPOSES.  SEE SECTION 18.2

                               TABLE OF CONTENTS

                                                                                                                    Page
                                                        ARTICLE 1
                                                 BASIC LEASE PROVISIONS

         1.1       Date of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2       Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.3       Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.4       Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.5       Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.6       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.7       Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.8       Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.9       Addresses for Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.10      Wire Transfer Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                                        ARTICLE 2
                                                       DEFINITIONS
         2.1       Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.2       Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.3       Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.4       Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.5       City . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.6       Commitment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.7       Consolidated Current Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.8       Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.9       Consolidated Total Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.10      Consolidated Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.11      Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.12      Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.13      ERISA Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.14      Eurocurrency Reserve Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.15      Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.16      Governmental Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.17      Governmental Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.18      Guaranteed Residual Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.19      Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.20      Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.21      Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.22      Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.23      Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.24      Landlord Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.25      Lease Investment Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.26      Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.27      Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.28      LIBOR Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.29      Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.30      Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.31      Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.32      Official Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.33      Permitted Title Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.34      Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.35      Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.36      Qualified Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

         2.37      Rate Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.38      Real Estate Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.39      Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.40      Rent Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.41      Required Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.42      SBLF Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.43      Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.44      Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.45      Tenant's Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.46      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.47      Terminology  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                                                        ARTICLE 3
                                                         DEMISE
         3.1       Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                        ARTICLE 4
                                                          TERM
         4.1       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         4.2       Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                        ARTICLE 5
                                                          RENT
         5.1       Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         5.2       Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         5.3       No Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         5.4       Delinquent Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         5.5       Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                                                        ARTICLE 6
                                                          TAXES
         6.1       Real Estate Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         6.2       Personal Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6.3       Right to Contest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6.4       Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

                                                        ARTICLE 7
                                                        INSURANCE
         7.1       Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         7.2       Builders' Risk Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         7.3       All-Risk Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         7.4       General Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         7.5       Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         7.6       Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                                        ARTICLE 8
                                                           USE
         8.1       Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         8.2       Contest of Legal Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                                                        ARTICLE 9
                                                 UTILITIES AND SERVICES
         9.1       Services to the Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                       ARTICLE 10
                                   MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES
         10.1      Tenant Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         10.2      Surrender of the Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                       ARTICLE 11
                                                 ASSIGNMENT BY LANDLORD
         11.1      Further Mortgages or Encumbrances by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . .   15
         11.2      Landlord's Right to Sell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         11.3      Transfer of Funds and Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                                       ARTICLE 12
                                                ASSIGNMENT AND SUBLEASING
         12.1      Right to Assign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         12.2      Right to Sublet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         12.3      Mortgage by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                                       ARTICLE 13
                                                     EMINENT DOMAIN
         13.1      Total or Substantial Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         13.2      Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         13.3      Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         13.4      Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         13.5      Notice and Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                       ARTICLE 14
                                                  DAMAGE OR DESTRUCTION
         14.1      Casualty Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                                       ARTICLE 15
                                                     QUIET ENJOYMENT
         15.1      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                                       ARTICLE 16
                                                         DEFAULT
         16.1      Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         16.2      Contest by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         16.3      Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         16.4      No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         16.5      Effect of Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         16.6      Landlord Cure Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                       ARTICLE 17
                                        TENANT'S OPTION TO PURCHASE OR TERMINATE
         17.1      Option To Purchase Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         17.2      Termination Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                       ARTICLE 18
                                                      MISCELLANEOUS
         18.1      Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         18.2      Form of Transaction: Certain Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         18.3      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         18.4      Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         18.5      Entire Agreement: Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         18.6      Memorandum of Lease of the Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         18.7      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         18.8      Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         18.9      Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         18.10     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         18.11     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         18.12     Time Is of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         18.13     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         18.14     Limitations on Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         18.15     Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         18.16     As-Is Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         18.17     Net Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         18.18     Landlord's Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         18.19     Tenant's Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         18.20     Tenant's Waiver of Demand for Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         18.21     Financial Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         18.22     Regulation D Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                                       ARTICLE 19
                                                     INDEMNIFICATION
         19.1      Tax Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         19.2      Environmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         19.3      General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                                       ARTICLE 20
                                                  COVENANTS OF LANDLORD
         20.1      Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         20.2      Land Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         20.3      Transfer of Property Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                               LEASE OF THE LAND


   THIS LEASE OF THE LAND ("Lease") by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and OCTEL COMMUNICATIONS CORPORATION, a Delaware corporation ("Tenant"), is entered into as of the date set forth in Article 1 and shall be effective and binding upon the parties hereto as of such date. Capitalized terms used in this Lease shall have the definitions set forth in Article 2 or in the text of this Lease.

   In consideration of the Base Rent reserved herein, and the terms, covenants and conditions set forth below, Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1
                             BASIC LEASE PROVISIONS

1.1       DATE OF LEASE:                   February   , 1997.

1.2       LANDLORD:                        Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation.

1.3       TENANT:                          Octel Communications Corporation, a
                                           Delaware corporation.

1.4       LAND:                            That certain tract of land located in the City of Milpitas, County of
                                           Santa Clara, California, as more particularly described on Exhibit A attached hereto together with all easements, rights of way, appurtenances and other rights and benefits belonging or pertaining to such Land.
                                           Landlord makes no representations as to the accuracy of the description of the Land.

1.5       PREMISES:                        The Land and any improvements which Landlord may construct on the
                                           Land for Tenant.

1.6       TERM:                            The term of this Lease shall commence on the Date of Lease set forth in
                                           Section 1.1 above and shall expire on June 20, 1997 ("Expiration Date").
                                           The Term shall cease upon, and shall not refer to any period of time after, termination of this Lease (whether pursuant to the terms of the Lease, by operation of law, or otherwise).

1.7       RENT COMMENCEMENT DATE:          The rent commencement date shall be the Date of Lease.

1.8       BASE RENT:                       As described in Section 2.4.

1.9       ADDRESSES FOR NOTICES:
          ---------------------

          LANDLORD:                                                TENANT:

          Sumitomo Bank Leasing and Finance, Inc.                  Octel Communications Corporation
          277 Park Avenue                                          1001 Murphy Ranch Road
          New York, NY  10172                                      Milpitas, CA  95035
          Attention:  Chief Credit Officer                         Attention:  William Bascom,
                                                                               Treasury Analyst

          With a copy to:                                          With a copy to:

          Graham & James LLP                                       Wilson, Sonsini, Goodrich & Rosati
          One Maritime Plaza, Suite 300                            650 Page Mill Road
          San Francisco, CA  94111                                 Palo Alto, CA  94304
          Attention:  Bruce W. Hyman, Esq.                         Attention:  Bradford C. O'Brien, Esq.


1.10     WIRE TRANSFER INSTRUCTIONS:
         ---------------------------

                 Morgan Guaranty Trust Company of New York
                 ABA#021000238
                 For credit to The Sumitomo Bank, Limited   A/C #631-28-256
                 Further credit to Sumitomo Bank Leasing and Finance, Inc.
                          A/C No. 283572

         This Article 1 is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Article 1 and the balance of this Lease, the balance of this Lease shall control.

                                   ARTICLE 2
                                  DEFINITIONS

         For purposes of this Lease, the following defined terms shall have the meanings set forth in this Article 2.

         2.1 ACQUISITIONS. "Acquisitions" shall mean any transaction, or any series of related transactions, by which Tenant or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the stock of a corporation having ordinary voting power for the election of directors, or (c) acquires control of fifty percent (50%) or more of the ownership interest in any partnership or joint venture.

         2.2 ADDITIONAL RENT. "Additional Rent" shall mean any amounts other than Base Rent payable by Tenant to Landlord or to other Entities on Landlord's behalf as required under this Lease, specifically including, but without limitation, payment of the Guaranteed Residual Value and break-funding costs of Landlord related to the Lease Investment Balance (as defined below) arising out of unscheduled payments or exercise of the Purchase Option pursuant to Section 17.1 below other than on a Rent Payment Date.

         2.3 ADVANCE. "Advance" shall mean (i) the items and/or amounts described in Exhibit B; (ii) Real Estate Taxes; and (iii) any other payment paid by Landlord, as landlord under this Lease.

         2.4 BASE RENT. "Base Rent" shall mean, as of a Rent Payment Date, that annual amount equal to the product obtained by multiplying the Lease Investment Balance (at the time of the relevant calculation) by the sum of the LIBOR Rate plus 45 basis points, which annual amount is then prorated on the basis of a 360 day year and the actual number of days elapsed.

         2.5       CITY.  "City" shall mean the City of Milpitas, California.

         2.6 COMMITMENT AMOUNT. "Commitment Amount" shall mean FIVE MILLION FIVE HUNDRED THOUSAND and no/100 Dollars ($5,500,000.00).

         2.7 CONSOLIDATED CURRENT LIABILITIES. "Consolidated Current Liabilities" shall mean at any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the consolidated balance sheet of Tenant and its Subsidiaries as of such date, plus, to the extent not already included therein, all Loans and all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Tenant or any Subsidiary to a date more than one year from the date of determination.

         2.8 CONSOLIDATED TANGIBLE NET WORTH. "Consolidated Tangible Net Worth" shall mean at any date as of which the amount thereof shall be determined, the Consolidated Total Assets of Tenant and its Subsidiaries minus
(i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in this Lease and (e) the value of any minority interests in Subsidiaries and minus (ii) Consolidated Total Liabilities.

         2.9 CONSOLIDATED TOTAL ASSETS. "Consolidated Total Assets" shall mean at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as assets on the balance sheet of Tenant and its Subsidiaries.

         2.10 CONSOLIDATED TOTAL LIABILITIES. "Consolidated Total Liabilities" shall mean at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of Tenant and its Subsidiaries, including in any event all Indebtedness.

         2.11 DEFAULT RATE. "Default Rate" shall mean with respect to the Lease Investment Balance, the one (1) month LIBOR Rate plus 245 basis points. Notwithstanding the foregoing, in the event that the foregoing Default Rate shall be in violation of any usury or similar law, then the Default Rate shall be reduced to the extent necessary to cause the Default Rate to comply with any usury or similar law.

         2.12 ENTITY. "Entity" shall mean any person, corporation, partnership (general or limited), joint venture, association, limited liability company, joint stock company, trust or other business entity or organization.

         2.13 ERISA GROUP. "ERISA Group" shall mean Tenant and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which are treated as a single employer under Section 414 of the Code.

         2.14 EUROCURRENCY RESERVE REQUIREMENTS. "Eurocurrency Reserve Requirements" shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System ("Board") or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         2.15 EVENT OF DEFAULT. "Event of Default" shall have the meaning set forth in Section 16.1.

         2.16 GOVERNMENTAL ACTION: "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any applicable law, and shall include without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Premises.

         2.17      GOVERNMENTAL AUTHORITY:    "Governmental Authority" shall
mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         2.18 GUARANTEED RESIDUAL VALUE: "Guaranteed Residual Value" shall mean ninety-seven percent (97%) of the Lease Investment Balance.

         2.19 GUARANTEES. "Guarantees" shall mean as applied to Tenant and its Subsidiaries, all guarantees, arrangements having the economic effect of guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of Tenant and its Subsidiaries, including any obligation to furnish funds directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, termination of leases, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity. The amount of any Guarantee shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         2.20 INDEBTEDNESS. "Indebtedness" shall mean as applied to Tenant and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by Tenant or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of Tenant and its Subsidiaries, (v) all Guarantees, (vi) all net obligations with respect to Rate Contracts, (vii) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by Tenant or any of its Subsidiaries, and
(viii) all off-balance sheet interest bearing debt, including, without limitation, all scheduled obligations under the Adjacent Property Lease.

         2.21 INITIAL ADVANCE. "Initial Advance" shall mean the amounts described in Exhibit B pertaining to execution of this Lease and the acquisition of the Land.

         2.22 INVESTMENT. "Investment" shall mean as applied to Tenant and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, joint venture interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         2.23 LAND. "Land" shall have the meaning set forth in the Basic Lease Provisions.

         2.24 LANDLORD AFFILIATE. "Landlord Affiliate" shall mean any entity which controls, is controlled by or is under the common control of Landlord.

         2.25 LEASE INVESTMENT BALANCE. "Lease Investment Balance" shall mean, at the time in question, the aggregate amount of all Advances made by Landlord reduced by the following: (1) the aggregate of all amounts received by Landlord pursuant to the provisions of Article 13 (Eminent Domain), Article 14 (Damage or Destruction), Section 16.3 (Landlord's Remedies), Section 17.1 (Option to Purchase Premises), and/or Section 17.2 (Termination Option); and
(2) the aggregate of all amounts received by Landlord in respect of this Lease or any related agreement that are not otherwise applied to reduce the Lease Investment Balance and which constitute a repayment or reduction of the amounts placed at risk by the Landlord, excluding for purposes of this clause amounts paid as rent hereunder, reimbursement for expenses, fees and similar items incurred by Landlord and payable by Tenant to Landlord under the Lease and the SBLF Deed of Trust.

         2.26 LEGAL REQUIREMENTS. "Legal Requirements" shall mean all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, which now or at any time hereafter are applicable to this Lease or applicable to and enforceable against the Premises, any improvements or any part thereof, as applicable.

         2.27 LETTER OF CREDIT. "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.3 of the Credit Agreement dated as of June 30, 1996 executed by Tenant ("Credit Agreement"), and "Letters of Credit" means all such letters of credit, collectively.

         2.28 LIBOR RATE. "LIBOR Rate" shall mean, for each Borrowing Period (as defined below) the annualized rate determined by The Sumitomo Bank, Limited (the "Bank") as the rate that would be offered to Bank's San Francisco or New York office for U.S. dollar deposits in the London Interbank Market as quoted for the mid-morning average Libor Rate published by Reuters Monitoring Systems for the applicable Borrowing Period for the entire then outstanding principal balance hereof (rounded upwards to the next higher 1/16th of 1% if such quoted rate is not a multiple of 1/16) for deposits by the Bank of immediately available dollars in the London Interbank Market on the day two (2) business days preceding the first day of the term of that Borrowing Period. In the event the Reuters quote is not available, the British Banker's Association's Interest Settlement Rate should be used. "Borrowing Period" shall mean one (1) month, unless an alternate period of three (3), six (6) or nine (9) months is elected by Tenant at least three (3) days prior to the end of the previous Borrowing Period, provided, that (i) Tenant may not elect a Borrowing Period which extends past the last day of the Term, (ii) if Tenant is then in default under this Lease, a Borrowing Period of one (1) month shall be deemed to have been selected by Tenant and (iii) there shall not be more than three (3) LIBOR rates in effect at any time.

         2.29 LOAN. "Loan" shall mean a loan made to Tenant by The First National Bank of Boston and each other lender which may execute and deliver an instrument or assignment with respect to the Credit Agreement, pursuant to
Section 2.1(a) of the Credit Agreement.

         2.30 MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions, including for these purposes any person which ceased to be a member of the ERISA Group during such five (5) year period.

         2.31 NOTICE. "Notice" shall mean a written advice, request, demand or notification required or permitted by this Lease, as more particularly provided in Section 18.3.

         2.32 OFFICIAL RECORDS. "Official Records" shall mean the official records of Santa Clara County, California.

         2.33 PERMITTED TITLE EXCEPTIONS. "Permitted Title Exceptions" shall mean the following: (1) the exceptions set forth in Exhibit C; (2) any exceptions created or caused by Tenant or to which Tenant consents in writing;
(3) taxes and assessments (excluding Landlord Taxes as defined in Section 6.1 below) not yet due and payable; (4) the SBLF Deed of Trust; (5) all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way, and restrictive covenants and conditions affecting the Land unless any of the foregoing arise as a result of Landlord's actions or with Landlord's written consent (unless such actions taken or consent given by Landlord are requested in writing by Tenant); and (6) this Lease.

         2.34 PLAN. "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, or (ii) has at any time within the preceding five (5) years been maintained, or contributed to, by any person which was at such time a member of the ERISA Group for employees of any person which was at such time a member of the ERISA Group.

         2.35 PREMISES. "Premises" shall have the meaning set forth in the Basic Lease Provisions.

         2.36 QUALIFIED INVESTMENTS. "Qualified Investments" shall mean the investments as applied to Tenant and its Subsidiaries, in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or ar guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts or commercial paper of First National Bank of Boston;
(iii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iv) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (v) any repurchase agreement secured by any one or more of the foregoing; and (vi) any Investments permitted by Tenant's written and then current investment policy, as amended from time to time, provided that such investment policy (and any such amendments thereto) has been approved in writing by banks then holding at least 70% of the then aggregate unpaid principal amount of the Credit Agreement.

         2.37 RATE CONTRACT. "Rate Contract" shall mean interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

         2.38 REAL ESTATE TAXES. "Real Estate Taxes" shall have the meaning set forth in Section 6.1(b).

         2.39 RENT COMMENCEMENT DATE. "Rent Commencement Date" shall have the meaning set forth in the Basic Lease Provisions.

         2.40 RENT PAYMENT DATE. "Rent Payment Date" shall have the meaning set forth in Section 5.1.

         2.41 REQUIRED PERMITS. "Required Permits" shall mean each and every building and development permit including, without limitation, demolition permits, site permits and addenda thereto (including, without limitation, foundation permits and structural permits), temporary and final occupancy permits and any other governmental or quasi-governmental approvals which must be issued by any governmental authority, department, commission, board, official or officer as a condition precedent to construction and occupancy of any improvements.

         2.42 SBLF DEED OF TRUST. "SBLF Deed of Trust" shall mean that certain deed of trust executed by Tenant in favor of Landlord of even date herewith.

         2.43 SUBSIDIARY. "Subsidiary" shall mean any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by Tenant or a Subsidiary of Tenant, or any other such organization the management of which is directly or indirectly controlled by Tenant or a Subsidiary of Tenant through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which Tenant has a 50% ownership interest.

         2.44      TAKING.  "Taking" shall have the meaning set forth in
Section 13.1.

         2.45 TENANT'S PROPERTY. "Tenant's Property" shall mean any process equipment, fixtures, furniture, furnishings, personal property or trade fixtures which are purchased or constructed with funds of Tenant and not purchased, paid for, or otherwise financed by Advances made by Landlord, whether or not installed upon the Land.

         2.46 TERM. "Term" shall have the meaning set forth in the Basic Lease Provisions.

         2.47 TERMINOLOGY. All personal pronouns used in this Lease shall include all other genders. The singular shall include the plural and the plural shall include the singular. Titles of Articles, Sections and Subsections in this Lease are for convenience only and neither limit nor amplify the provisions of this Lease, and all references in this Lease to Articles, Sections or Subsections shall refer to the corresponding Article, Section or Subsection of this Lease unless specific reference is made to the articles, sections or other subdivisions of another document or instrument. The word "days" or "business days" as used herein shall mean business days (i.e., excluding holidays when banks in California, New York and London (with respect to payment of Base Rent and the determination of the LIBOR Rate) are generally closed for business and weekends) unless otherwise expressly stated. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Tenant and its subsidiaries delivered to Landlord.

                                   ARTICLE 3
                                     DEMISE

         3.1 PREMISES. Subject to the terms, covenants and conditions contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases from Landlord, the Premises, together with all rights, privileges, easements and appurtenances relating to the Premises.

                                   ARTICLE 4
                                      TERM

         4.1       TERM.  The Term of this Lease is specified in Article 1.

         4.2 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the Term without executing a new lease, such holding over shall be construed as a tenancy from month-to-month, subject to all terms, covenants and conditions herein contained, and the Base Rent shall be calculated based upon the Default Rate and shall be required to be paid by Tenant during such holding over in the same manner as during the Term.

                                   ARTICLE 5
                                      RENT

         5.1 BASE RENT. Commencing upon the Rent Commencement Date and continuing thereafter throughout the Term, Tenant shall pay Base Rent to Landlord, or at such other place as Landlord may from time to time instruct. Tenant shall pay Base Rent by wire transfer. Landlord shall supply Tenant with such bank account information as Tenant shall require to enable payment by wire transfer of Federal funds or by ACH transfer (provided that Tenant originates the sending of the ACH transfer) to the account described in Section 1.10. Rental payments shall be payable monthly in arrears on the twentieth (20th) day of each successive month, except that the last installment of Base Rent shall be payable on the last day of the Term (each such date shall be a "Rent Payment Date"). No sooner than thirty (30) days or later than ten (10) days prior to the due date for any installment of Base Rent hereunder, Landlord shall deliver to Tenant a Notice indicating the exact dollar amount of the Base Rent that is due on such due date ("Invoice"). If Landlord fails to send the Invoice, Tenant shall pay the amount shown on the previous month's Invoice.

         5.2 PRORATION. If the Term expires or is otherwise terminated on other than the twentieth (20th) day of a calendar month, then Base Rent shall be prorated for the period from the immediately preceding Rent Payment Date until the end of the Term on the basis of actual days elapsed and a three hundred sixty (360) day year.

         5.3 NO ABATEMENT OF RENT. Except as a consequence of a reduction in the Lease Investment Balance or the terms of Section 13.1 (Total or Substantial Taking) and Section 13.2 (Partial Taking) Tenant shall not be entitled to any abatement, diminution, reduction, setoff or postponement of Base Rent as a consequence of any inconvenience to, interruption of, cessation of or loss of Tenant's use or enjoyment of the Premises or as a result of any reason whatsoever.

         5.4 DELINQUENT RENT. Any Base Rent not paid on the due date shall accrue interest at the Default Rate from the date such Base Rent was originally due until the date such Base Rent is paid. All interest accrued on past due Base Rent shall be due and payable to Landlord at the time the Base Rent is paid, or upon demand by Landlord, if earlier.

         5.5 ADDITIONAL RENT. Tenant agrees to pay all Additional Rent when it becomes due and payable under this Lease.

                                   ARTICLE 6
                                     TAXES

         6.1       REAL ESTATE TAXES.

                   (a) Tenant shall pay, during the Term of this Lease, directly to the appropriate taxing authority all Real Estate Taxes (as defined below). If the Term expires or otherwise terminates at any time other than the beginning or end of a taxable year, Tenant's obligation to pay Real Estate Taxes shall be prorated on the basis of a 365-day year, so as to include only that portion of the taxable year which is a part of the Term.

                   (b) Except to the extent that Real Estate Tax bills and statements are sent directly to Tenant by the taxing authority, upon receipt by Landlord of the tax bills or statements, Landlord will use reasonable efforts to promptly advise Tenant in writing of all Real Estate Taxes and shall deliver copies of all applicable tax bills or statements to Tenant. Tenant shall pay directly to the taxing authority all Real Estate Taxes prior to the later of
(i) thirty (30) days after receipt by Tenant from Landlord of a copy of such bills and statements referred to above, or (ii) five (5) business days prior to delinquency. As used herein, the term "Real Estate Taxes" shall mean any and all taxes, governmental fees and similar charges or assessments levied or assessed against the improvements and/or the Land including, without limitation, ad valorem taxes and special assessments applicable to real property; provided, however, that Real Estate Taxes shall not include any Landlord Taxes (as defined below). Real Estate Taxes shall also include any and all documentary, transfer, sales, mortgage, recording or similar taxes imposed on Landlord or Tenant in connection with any sale of the Premises to a third party in accordance with this Lease following an Event of Default by Tenant or in a transaction to which Tenant is a party. As used herein, the term "Landlord Taxes" shall mean any and all franchise, gains, gift, succession, excess profits, gross receipts, revenue, estate, rental, income or similar taxes or taxes in lieu thereof imposed upon Landlord or any party other than Tenant (or an affiliate thereof) and any withholding tax imposed as a collection device for, in lieu of, or otherwise related to any of the foregoing without regard to whether such tax is required to be collected by Tenant and without regard to whether Tenant would be liable for such withholding tax in the event it failed to so withhold. For purposes of the foregoing, an income tax shall include, without limitation, any tax imposed under the United States Internal Revenue Code, as well as any tax which could qualify as an "income tax" under United States Treasury Regulation Section 1.901-2 (except to the extent any such statute or regulation is subsequently modified to include a tax or other governmental charge of a materially different type and nature from the taxes currently described therein) and any income tax which may be payable under the laws of any jurisdiction either now or in the future. Real Estate Taxes for any given tax year shall exclude assessment installments that are not due and payable during such tax year.

         6.2 PERSONAL PROPERTY TAXES. Tenant shall pay directly to the appropriate taxing authorities prior to delinquency any and all taxes and assessments levied or assessed during the Term upon or against Tenant's furniture, equipment, trade fixtures and any other personal property in the Premises.

         6.3 RIGHT TO CONTEST. Tenant shall not be required to pay any Real Estate Taxes or any other taxes for which Tenant is liable hereunder (including, without limitation, any taxes for which Tenant is required to indemnify Landlord under Section 19.1) (including penalties and interest), so long as (i) Tenant shall contest the same or the validity thereof by appropriate legal proceedings in such a manner to prevent the tax sale of any portion of the Premises and (ii) the position to be taken by Tenant pursuant to such contest would have a realistic possibility of success if litigated. For purposes of this Lease, Tenant may conclusively establish that a position to be taken in a contest would have a realistic possibility of success if litigated by providing to Landlord a letter from counsel stating an opinion to such effect. In the event of any such contest, Tenant shall, within thirty (30) days after the final determination thereof, pay and discharge the amounts determined to be due in accordance therewith and with the provisions of this Lease, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may have resulted from Tenant's contest. Tenant also shall have a right to contest any taxes for which it is liable hereunder, but with regard to which the position to be taken pursuant to such contest would not have a realistic possibility of success if litigated, provided that Tenant pays such taxes on or prior to the date upon which such taxes are asserted to be due by the relevant governmental authority. Notwithstanding the foregoing provisions of this Section 6.3, Tenant shall have an unconditional right to contest (without prior payment) any taxes imposed by law upon Tenant rather than upon Landlord. Tenant's decision to pay any taxes prior to contesting its or another party's underlying liability therefore shall not be deemed to imply or suggest that the position to be taken in such contest would not have a realistic possibility of success if litigated. Landlord shall cooperate fully with Tenant in connection with the exercise of Tenant's right of contest contained herein, and in the event that applicable law shall require that Landlord, rather than Tenant, pursue legal proceedings for such contest, Landlord will initiate and pursue such contest upon Tenant's request and in accordance with Tenant's instructions (including, without limitation, Tenant's instructions as to the selection of legal counsel and matters of strategy or settlement); provided, however, that Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such contest or proceedings, and Tenant will indemnify and save harmless Landlord from any such costs and expenses (including, without limitation, reasonable attorneys' fees, costs of court and appraisal costs), reimbursing Landlord therefor upon demand (or paying such costs and expenses directly when due, all as directed by Landlord). Tenant shall be entitled to any refund of any taxes and penalties or interest from any governmental authority to the extent the refund represents monies paid to the governmental authority by Tenant or paid by Landlord and reimbursed by Tenant.

         6.4 ADDITIONAL CHARGES. All payments made by Tenant under this Lease shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed pursuant to any Legal Requirement, excluding, however, any Landlord Taxes (all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Additional Charges"). Tenant shall be responsible for the payment of any such Additional Charges; and if any such Additional Charges are required to be withheld from any amounts payable to Landlord hereunder, then the amounts so payable to Landlord shall be increased by an amount

("Additional Amount") necessary to yield to Landlord (after payment of all Additional Charges) the Base Rent and other amounts payable hereunder at the rates or in the amounts specified in this Lease. Whenever any Additional Charges are required to be withheld by Tenant, such Additional Charges shall be deducted or withheld by Tenant, and shall be paid by Tenant to the appropriate governmental authority in accordance with applicable Legal Requirements. As promptly as possible thereafter, Tenant shall send to Landlord for its own account a copy of an original official receipt (or other evidence of payment) received by Tenant showing payment thereof. If Tenant is required to pay Landlord any Additional Amount, Landlord shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change its jurisdiction if the making of such a change would avoid the need for, or reduce to the greatest extent possible the amount of, any such Additional Amount which may thereafter accrue and would not, in the reasonable judgment of Landlord be otherwise disadvantageous to Landlord. If Landlord subsequently receives a refund of any Additional Amounts, or if such Additional Amounts result in a net benefit to Landlord, the amount of such refund or net benefit shall be paid to Tenant within 30 days of the receipt of such refund or net benefit; provided, however, that the payment to Tenant shall not exceed the Additional Amount to which the refund or net benefit relates. The agreements in this Section 6.4 shall survive the termination of this Lease with respect to any Additional Charges that become due during the Term.

                                   ARTICLE 7
                                   INSURANCE

         7.1 LIABILITY INSURANCE. At all times during the Term, Tenant shall obtain at Tenant's sole cost and expense a policy or policies of comprehensive general liability insurance on an "occurrence" basis against claims for "personal injury" liability, including bodily injury, death or property damage liability. The liability insurance policy shall have a combined single limit of Five Million Dollars ($5,000,000) per occurrence.

         7.2 BUILDERS' RISK INSURANCE. With respect to any improvements which may be under construction and not yet covered by insurance under the terms of Section 7.3, Tenant shall maintain or cause to be maintained a policy or policies of builders' risk insurance in an amount equal to the value upon completion of the work (exclusive of land, foundation, excavation, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage), insuring against the risks customarily insured against under such insurance, including fire, vandalism, malicious mischief, sprinkler leakage, lightning, and windstorm.

         7.3 ALL-RISK INSURANCE. With respect to any improvement now or hereafter situated on the Land, prior to the termination of the builders' risk insurance required by Section 7.2, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, obtain and maintain, or cause to be obtained and maintained, (a) a policy or policies of all-risk insurance covering the improvements, providing coverage against loss or damage by fire, vandalism, malicious mischief, sprinkler leakage, lightning, windstorm, and other insurable perils, as, under good insurance practice, from time to time are insured against under all-risk coverage for properties of similar character, age and location in an amount or amounts not less than one hundred percent (100%) of the then actual replacement cost (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without any deduction for depreciation); (b) standard earthquake coverage, with a deductible not to exceed ten percent (10%) of the insured amount; and (c) standard flood coverage. Provided, however Tenant may elect not to obtain earthquake insurance, in which case Tenant shall covenant to pay the cost of repairing damage to the improvements caused by an earthquake.

         7.4       GENERAL REQUIREMENTS.  The insurance required under this
Article 7 may be furnished under a "primary" policy and an "umbrella" policy or policies. Landlord shall be named as an additional insured under Tenant's policy of insurance required under Section 7.1; and such policies shall contain an endorsement for cross-liability coverage. Tenant shall furnish Landlord with certificates from Tenant's insurers with respect to the insurance required to be carried hereunder on or before the date such insurance is required to be carried. The certificates shall state that such insurance is in full force and effect and that coverage will not be reduced below the amounts required under
Section 7.1 or otherwise limited or cancelled without thirty (30) days' prior written notice to Landlord. Renewal certificates shall be furnished to Landlord not less than thirty (30) days prior to the expiration of each such policy, provided, however, that Tenant shall not be required to provide Landlord with such renewal certificates prior to the expiration of each such policy so long as (i) Tenant provides Landlord with reasonable assurances within ten (10) days prior to the expiration of each such policy that there will be no lapse in the insurance coverage provided under such policy, and (ii) Tenant provides Landlord with such renewal certificates within ten (10) days following the expiration of each such policy. Any blanket insurance policy or policies that insure Tenant against the risks and for the amounts herein specified shall be deemed to satisfy the obligation of Tenant hereunder, provided that any such policy of blanket insurance shall specify the amount of the total insurance allocated to the risks required to be insured hereunder and such allocated amount meets the requirements of this Article 7. All insurance required by this Article 7 shall be with an insurance company licensed to do business in the State of California with a general policyholder's rating, as rated by the most current available "Bests" Insurance Reports, of no less than A/VIII, and shall be non- contributing.

         7.5 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, to the extent permitted by law and so long as any insurance coverage maintained by Tenant is not diminished by reason thereof, Tenant hereby (a) releases and waives any rights it may have against Landlord and its officers, agents and employees on account of any loss or damages occasioned to Tenant, its property or the Premises, and arising from any risk covered by any fire and extended coverage insurance maintained by Tenant, whether or not due to the negligence of Landlord, its agents, employees, contractors, licensees, invitees or other persons, and (b) waives on behalf of any insurer providing such insurance to Tenant any right of subrogation that any such insurer may have or acquire against Landlord or such persons by virtue of payment of any loss under such insurance. Tenant shall use its commercially reasonable efforts to cause its insurance policies to contain a waiver of subrogation clause in accordance with the foregoing.

         7.6 INDEMNITY. After receiving written notice from Landlord of a claim (failure to give such notice shall not relieve Tenant of its obligations hereunder unless as a direct result of failure to give such notice), Tenant shall protect, defend, indemnify, hold and save Landlord harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of: (i) any and all injury or death of persons or damage to property against which Tenant is obligated to maintain insurance for the benefit of Landlord pursuant to this Article 7; (ii) the failure to obtain the waiver of subrogation clause required by Section 7.5 hereof where such clause could have been obtained through the exercise of Tenant's commercially reasonable efforts; or (iii) the invalidation of such insurance policy required to be obtained by Tenant hereunder by Tenant's insurer; provided this subsection (iii) shall not apply to the extent Landlord actually receives insurance for the aforesaid losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs but excluding costs, fees or premiums paid by Landlord in connection with such insurance) or to the extent recovery of insurance proceeds is prevented by Landlord's gross negligence. Tenant's duty to indemnify Landlord under this Section 7.6 shall survive the expiration or earlier termination of this

Lease with respect to events occurring during the Term. Landlord agrees to cooperate with Tenant in the defense of any claim undertaken by Tenant pursuant to this Section.

                                   ARTICLE 8
                                      USE

         8.1       USE.

                   (a) PERMITTED. Tenant may use the Premises for any lawful purpose.

                   (b)    ENVIRONMENTAL COMPLIANCE.

                          1)      DEFINED TERMS.  The term "Applicable
Environmental Laws" shall mean any applicable laws, regulations or ordinances pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 or otherwise (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, the Hazardous and Solid Waste Amendments of 1984 or otherwise (as amended, hereinafter called "RCRA"), and the California Health & Safety Code Section 25501(j). The terms "hazardous substance" and "release" as used in this Lease shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended or superseded by other laws so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment or other laws: and, provided further, to the extent that the laws of the State of California establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

                          2)      TENANT'S COVENANTS.  Tenant will not cause or
permit the Premises to be in violation of, or do anything or permit anything to be done which subjects Landlord, Tenant or the Premises to any remedial obligations relating to the Premises under or which creates a valid claim or cause of action against Landlord, Tenant (which relates to the Premises) or the Premises under, any Applicable Environmental Laws, including, without limitation, CERCLA, RCRA, and the California Health and Safety Code 25501(j), assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises and Tenant will promptly notify Landlord in writing of any existing, pending or threatened investigation, claim or inquiry of which Tenant has knowledge by any governmental authority in connection with any Applicable Environmental Laws. Tenant shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any improvements, fixtures and equipment at any time located on the Premises by reason of any Applicable Environmental Laws. Tenant will not use the Premises in a manner which will result in the disposal or other release of any hazardous substance or solid waste on or to the Premises in violation of Applicable Environmental Law and covenants and agrees to keep or cause the Premises to be kept free of any hazardous substance, solid waste or environmental contaminants (including, without limitation, arsenic in soil and friable asbestos and any substance containing asbestos deemed hazardous by any Applicable Environmental Law) to the extent required by Applicable Environmental Law, and to remove the amounts of the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at Tenant's sole expense to the extent required by Applicable Environmental Law. Tenant shall promptly notify Landlord in writing of any disposal or other release of any hazardous substance, environmental contaminants or solid wastes on or to the Premises in violation of Applicable

Environmental Law. In the event Tenant fails to comply with or perform any of the foregoing covenants and obligations, after thirty (30) days' prior written Notice to Tenant, Landlord may, but shall be under no obligation to, cause the Premises to be freed from such hazardous substance, solid waste or environmental contaminants (or if removal is prohibited by law, to take whatever action is required by law) to the extent required by Applicable Environmental Law and the reasonable cost of the removal or such other action shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. Notwithstanding the foregoing, Landlord shall have no right to cause the removal of such materials and no Event of Default (or default) shall be deemed to have occurred under this Lease so long as Tenant both: (1) is diligently and in good faith proceeding to comply with Tenant's obligation to remove such amounts of such materials; and (2) has the financial ability to so comply. Subject to the foregoing, Tenant grants to Landlord and Landlord's agents and employees access to the Premises, and the license to remove such hazardous substance, solid waste or environmental contaminants (or if removal is prohibited by law, to take whatever action is required by law to the extent required by Applicable Environmental Law); and except for Landlord's willful misconduct or gross negligence, agrees to indemnify and save Landlord harmless from all reasonable costs and expenses involved and from all claims (including consequential damages) asserted or proven against Landlord by any party in connection therewith. Upon Landlord's reasonable request for "good cause" (defined below), at any time and from time to time during the Term, Tenant will provide at Tenant's sole expense an inspection or audit of the Premises from an engineering or consulting firm approved by Landlord, indicating the presence or absence of any hazardous substance, solid waste or environmental contaminants located on the Premises. If Tenant fails to provide same after sixty (60) days' notice, Landlord may order same, and Tenant grants to Landlord and Landlord's employees and agents access to the Premises and a license to undertake any testing reasonably required to obtain such inspection or audit. The reasonable cost of obtaining such inspection or audit and any expenses incurred by Landlord in connection therewith, shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. For purposes of this
Section 8.1(b)(2), "good cause" shall mean that Landlord shall have reasonable grounds to believe that release or disposal of hazardous substances or solid wastes in violation of Applicable Environmental Law has occurred on the Premises.

                   (c) COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall at all-times comply with all material Legal Requirements applicable to the Land or any improvements now or hereafter situated on the Land and/or the use thereof.

         8.2 CONTEST OF LEGAL REQUIREMENTS. Tenant shall have the right at its sole cost and expense to contest the validity of any Legal Requirements applicable to the Premises by appropriate proceedings diligently conducted in good faith; and upon the request of Tenant and at Tenant's sole cost and expense, Landlord will join and cooperate with Tenant in such proceedings. Subject to Section 6.3, and any other provision of this Lease to the contrary notwithstanding, Tenant's right to contest Legal Requirements must be exercised in such a manner as to avoid any exposure of the Premises or any part thereof to foreclosure or execution sale or exposure of Landlord to civil or criminal penalties arising from Tenant's non-compliance with such Legal Requirements. Tenant shall defend and indemnify Landlord against, and hold Landlord harmless from, any and all liability, loss, cost, damage, injury or expense (including, without limitation, attorneys' fees and costs) which Landlord may sustain or suffer by reason of Tenant's failure or delay in complying with, or Tenant's contest of, any such Legal Requirements (or Landlord's contest, if requested in writing by Tenant), and Tenant's duty to indemnify Landlord under this Section
8.2 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 9
                             UTILITIES AND SERVICES

         9.1 SERVICES TO THE PREMISES. At Tenant's sole cost and expense, Tenant shall make its own arrangements for the provision of all utilities and services to be provided to or consumed on the Premises, including, without limitation, air conditioning and ventilation, service contracts, heating, electric power, telephone, water (both domestic and fire protection), sanitary sewer, storm drain, natural gas and janitorial services, including for the installation, maintenance and repair of service lines and meters to measure Tenant's consumption of such utilities.

                                   ARTICLE 10
               MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES

         10.1 TENANT OBLIGATIONS. Landlord shall have no obligation to maintain the Premises. Tenant shall at all times and at Tenants' sole cost and expense maintain the Premises in good repair, normal wear and tear and casualty excepted.

         10.2      SURRENDER OF THE PREMISES.  Except as provided in Section
17.1 below, upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its then "AS-IS" condition, including, without limitation, any condition resulting from: (i) wear and tear;
(ii) obsolescence and damage by fire or other casualty, act of God or the elements; (iii) damage that is caused by Landlord, its agents, employees or contractors; and (iv) any improvements, in, to or of the Premises or on the Land which are not Tenant's Property which Tenant may elect to remain on the Land or the Premises. Title to all Tenant's Property, shall be and remain in Tenant, and at any time during the Term of this Lease, the same may be removed by Tenant, or, at Tenant's abandonment or written election, surrendered with the Premises, in which event title to such surrendered property shall, if Landlord so elects in Landlord's sole discretion, be deemed transferred to Landlord. Any of such property that is not removed from the Premises on or prior to the expiration or early termination of this Lease shall be considered abandoned and Landlord may deal with it as Landlord elects.

                                   ARTICLE 11
                             ASSIGNMENT BY LANDLORD

         11.1 FURTHER MORTGAGES OR ENCUMBRANCES BY LANDLORD. Except for the SBLF Deed of Trust (which is hereby approved by Tenant), Landlord shall not cause or create any mortgages, deeds of trust, encumbrances or exception to exist with respect to the Premises at any time.

         11.2 LANDLORD'S RIGHT TO SELL. Landlord may not transfer all or any portion of its right, title and interest in the Premises; provided, however that nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect the right of Landlord at any time and from time to time to sell or transfer all but not less than all of its right, title and estate in the Premises to: (1) a Landlord Affiliate or another financial institution (excluding, however, a non-substantive entity that is formed specifically for purposes of owning the Premises subject to this Lease and has no other substantive operations or which is a special purpose entity under the provisions of EITF 90-15), provided such Landlord Affiliate or other financial institution has a minimum capitalization and surplus in excess of $50,000,000; or (2) if an Event of Default has occurred and is continuing at the time of such sale or transfer, to any Entity. Any sale or transfer by Landlord whatsoever shall by its express terms recognize and confirm the right of possession of Tenant to the Premises and

Tenant's other rights arising out of this Lease shall not be affected or disturbed in any way by any such sale, transfer, assignment or conveyance (except for any disturbance resulting from a foreclosure sale conducted pursuant to the laws of the State of California at which independent third party bids were permitted pursuant to the SBLF Deed of Trust), and any transferee shall expressly assume in writing all obligations of Landlord to be performed following the date of transfer. Landlord shall have the right to pledge its interest in this Lease, the SBLF Deed of Trust and any other documents as security for a loan to Landlord from a third party Lender which meets the standards set forth in Section 11.2(1) hereof and/or transfer its ownership right in the Base Rent and Additional Rent to such Lender.

         11.3 TRANSFER OF FUNDS AND PROPERTY. At each time Landlord sells, assigns, transfers or conveys the entire right, title and estate of Landlord in the Premises and in this Lease, Landlord shall turn over to the transferee any funds or other property then held by Landlord under this Lease and thereupon all the liabilities and obligations on the part of the Landlord under this Lease arising after the effective date of such sale, assignment, transfer or conveyance shall terminate as to the transferor and be binding upon the transferee.


                                   ARTICLE 12
                           ASSIGNMENT AND SUBLEASING


         12.1      RIGHT TO ASSIGN.

                   (a) TENANT'S RIGHT. Provided that there is not an Event of Default under this Lease which is continuing and uncured or if there is such an Event of Default, provided that Tenant cures the Default in connection with the assignment, Tenant shall have the right, at any time and from time to time during the Term, to assign all or any portion of its right, title and estate in the Premises and in this Lease without approval by Landlord. Any such assignee, immediate or remote, shall have the same right of assignment. Any such assignment shall be evidenced by a written instrument, properly executed and acknowledged by all parties thereto and, at Tenant's election, duly recorded in the Official Records, wherein and whereby the assignee assumes all of the obligations of Tenant under this Lease. Notwithstanding any such assignment and assumption or any sublease permitted under Section 12.2 hereof, Tenant shall remain primarily liable for all obligations and liabilities on the part of Tenant theretofore or thereafter arising under this Lease.

                   (b) NOTICE. Tenant shall, promptly after execution of each assignment, notify Landlord of the name and mailing address of the assignee and shall, on demand, permit Landlord to examine and copy the assignment agreement.

         12.2      RIGHT TO SUBLET.

                   (a) TENANT'S RIGHT. Tenant shall have the right, at any time and from time to time during the Term, to sublet all or any portion of the Premises and to extend, modify or renew any sublease without the approval of Landlord.

                   (b) NOTICE. Tenant shall, promptly after execution of each sublease, notify Landlord of the name and mailing address of the subtenant and shall, on demand, permit Landlord to examine and copy the sublease.

         12.3 MORTGAGE BY TENANT. Tenant shall not have the right to mortgage, pledge or otherwise encumber all or any portion of the right, title and estate of Tenant in the Premises or in this Lease, without the consent of Landlord.

                                   ARTICLE 13
                                 EMINENT DOMAIN

         13.1 TOTAL OR SUBSTANTIAL TAKING. If title or access is taken for any public or quasi-public use, or under any statute or by right of condemnation or eminent domain, or by sale in lieu thereof (a "Taking") with respect to all of the Premises, or if title to so much of the Premises or access thereto is Taken, or if the Premises or access thereto is damaged, blocked or impaired by the Taking, so that, in Tenant's reasonable discretion, the Premises or access thereto, even after a reasonable amount of reconstruction thereof, will no longer be suitable for the conduct of Tenant's (and/or Tenant's subtenants') business, then in any such event, this Lease shall terminate on the date of such Taking.

         13.2 PARTIAL TAKING. If any part of the Premises, or access thereto, shall be Taken, and the Premises or the remaining part thereof and access thereto will be, in Tenant's reasonable discretion, suitable for the conduct of Tenant's (and/or Tenant's subtenants') business in a manner consistent with the conduct of such business prior to such Taking, all of the terms, covenants and conditions of this Lease shall continue, except that Base Rent shall be adjusted to reflect the decreased Lease Investment Balance remaining after application thereto of the award made to Landlord for such Taking.

         13.3 TEMPORARY TAKING. If the whole or any part of the Premises is Taken for temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of the Base Rent payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing by reason of such Taking, Tenant shall continue to perform and observe all of the other terms, covenants and conditions hereof on the part of Tenant to be performed and observed, as though the Taking had not occurred. In the event of any such temporary Taking, Tenant shall be entitled to receive the entire amount of the award made for the Taking, whether paid by way of damages, rent or otherwise. If the temporary Taking is for a term in excess of thirty (30) days, then the Taking shall be treated as a permanent Taking and be governed by Sections 13.1 or 13.2, as applicable.

         13.4 DAMAGES. The compensation attributable to the Premises (in each case the compensation or value shall be determined as of the date of the Taking) awarded or paid upon any Taking (other than a temporary Taking, which shall be governed by Section 13.3), whether awarded to Landlord, Tenant, or both of them, shall be held by Landlord to be applied against the Lease Investment Balance, including all accrued and unpaid Base Rent and Additional Rent. Any compensation in excess of the Lease Investment Balance plus all accrued and unpaid Base Rent and Additional Rent shall be paid to Tenant.

         13.5 NOTICE AND EXECUTION. Immediately upon service of process upon Landlord or Tenant in connection with any Taking relating to the Premises or any portion thereof or access thereto, each party shall give the other Notice thereof. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Article
13. Tenant reserves the right to appear in and to contest any proceedings in connection with any such Taking. Tenant shall immediately reimburse Landlord on demand for all reasonable out-of-pocket costs and expenses incurred by Landlord in complying with Landlord's obligations under this Section 13.5.

                                   ARTICLE 14
                             DAMAGE OR DESTRUCTION


         14.1 CASUALTY INSURANCE PROCEEDS. In the event of any casualty, the proceeds of any insurance policies maintained by Tenant pursuant to Section
7.2 or 7.3 shall be held, applied and dealt with as follows:

                   (a) Any proceeds (per occurrence) of such policies attributable to the Premises shall be paid as follows: (1) to Landlord (but only to the extent of the then-existing Lease Investment Balance); and (2) with any remaining excess to be paid to Tenant.

                   (b)    Any insurance proceeds paid to Landlord under this
Article 14 shall reduce the Lease Investment Balance by a like amount.


                                   ARTICLE 15
                                QUIET ENJOYMENT

         15.1 QUIET ENJOYMENT. Landlord covenants to secure to Tenant the quiet possession of the Premises for the full Term against all persons claiming the same, by, through or in the right of Landlord, subject to Landlord's rights and remedies under Article 16 upon an Event of Default by Tenant. The existence of any Permitted Title Exceptions shall not be deemed to constitute a breach of Landlord's obligations hereunder. Tenant shall, immediately upon demand, reimburse Landlord for all reasonable costs, expenses and damages incurred or paid by Landlord in the performance of Landlord's obligations under this Article 15 (except for any costs, expenses or damages arising from any Landlord liens or Landlord's willful breach of this Lease).


                                   ARTICLE 16
                                    DEFAULT

         16.1 DEFAULT. Each of the following events shall constitute an event of default ("Event of Default") by Tenant:

                   (a) FAILURE TO PAY BASE RENT. Tenant's failure to pay any Base Rent within five (5) days after the due date.

                   (b) FAILURE TO PAY ADDITIONAL RENT. Tenant's failure to pay any Additional Rent which is due to Landlord within five (5) days after the due date under this Lease (which due date shall be the date of Tenant's receipt of Notice from Landlord that such Additional Rent is due).

                   (c) FAILURE TO CARRY INSURANCE. Tenant's failure to carry any policy of insurance required by Article 7, and Tenant shall not cure such failure prior to ten (10) days after written notice thereof is sent to Tenant. If such failure is susceptible of cure but cannot with reasonable diligence be cured within such ten day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional ten days beyond the initial ten days cure period) as shall be reasonably necessary for the curing thereof.

                   (d) INSOLVENCY. Subject to Section 16.2, the occurrence of: (i) an assignment by Tenant for the benefit of creditors generally; or
(ii) the filing of a voluntary or involuntary petition by or against Tenant under any present or future applicable federal, state or other statute or law having for its purpose the adjudication of Tenant as a bankrupt; (iii) the appointment of a receiver, liquidator or trustee for all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant; or (iv) the taking of possession by any department of city, county, state or federal government, or any officer thereof duly authorized, of all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant; and Tenant's failure to timely give any Notice it is permitted to give pursuant to Section 16.2 (or, in the event Tenant gives timely Notice and pursues a contest under Section 16.2, Tenant's failure to finally prevail in the contest).

                   (e) DEFAULT IN PAYMENT FOR OTHER CREDIT FACILITY. Tenant's failure to make any payment required of Tenant in connection with any other credit facility of Tenant, which payment default is not cured within any applicable notice and cure period provided by such credit facility.

                   (f) DEFAULT IN PAYMENT OF LEASE INVESTMENT BALANCE. Failure of Tenant to pay to Landlord the Lease Investment Balance at the end of the Term or upon an Event of Default, unless Tenant has elected its option to purchase or terminate under Article 17 obligations thereunder.

                   (g) DEFAULT IN COMPLETION OF PURCHASE OPTION OR PAYMENT OF GUARANTEED RESIDUAL VALUE. Failure of Tenant to complete the Purchase Option after election (or deemed election) to do so, or failure of Tenant to perform all of its obligations pursuant to the Termination Option if Tenant has elected to exercise the Termination Option (and has not rescinded its election to exercise such option) set forth in Section 17.2, including, without limitation, the obligations to make the payments required pursuant to Sections 17.2(b), (d) and (e).

                   (h) FINANCIAL COVENANTS. Tenant's failure at any time during the Term of the Lease, subject to quarterly compliance (as measured on the last day of each fiscal quarter of Tenant) to comply with the following Financial Covenants:

                          (i)     Quick Ratio.     Tenant shall maintain a
ratio of (i) the sum of cash, short term Qualified Investments and accounts receivable on a consolidated basis to (ii) Consolidated Current Liabilities plus, to the extent not already included as Consolidated Current Liabilities, the principal amount of Loans and the principal amount undrawn under Letters of Credit then outstanding of at least 1.00:1.00.

                          (ii)    Profitability.

                                  (1)      Tenant shall not in any fiscal
quarter have an operating and/or net loss on a consolidated basis greater than ten percent (10%) of Tenant's Consolidated Tangible Net Worth as of the end of such fiscal quarter;

                                  (2)      Tenant shall not have an operating
and/or net loss on a consolidated basis over any two (2) consecutive fiscal quarter period including any fiscal quarter and the immediately preceding fiscal quarter greater than ten percent (10%) of Tenant's Consolidated Tangible Net Worth (as defined in Section 16.1(h)(iii)) as of the end of such fiscal year;

                                  (3)      Tenant shall not have an operating
and/or net loss on a consolidated basis in any three (3) consecutive fiscal quarters as measured quarterly for that fiscal quarter and each of the immediately preceding two (2) fiscal quarters; and

                                  (4)      Tenant shall not have an operating
and/or net loss on a consolidated basis in any four (4) consecutive fiscal quarter period including any fiscal quarter and the immediately preceding three
(3) fiscal quarters.

For the purpose of calculating operating and net losses under this Section 16.1(h) up to $25,000,000.00 of expenses attributable to non-cash charges taken in connection with Acquisitions otherwise permitted hereunder shall be excluded.

                          (iii)   Consolidated Tangible Net Worth.  Tenant
shall maintain Consolidated Tangible Net Worth of at least $291,000,000.00 plus
(i) a minimum of 75% of quarterly net income (after taxes) for each fiscal quarter after March 31, 1996 in which net income shall be positive, plus (ii) 100% of any new equity raised after March 31, 1996, minus (iii) 100% of the cost of repurchases by Tenant of its capital stock after March 31, 1996 in an aggregate amount of up to $25,000,000.00, and minus (iv) up to $25,000,000.00 of expenses attributable to non-cash charges taken in connection with Acquisitions otherwise permitted hereunder.

                          (iv)    Leverage Ratio.  Tenant shall maintain a
ratio of Consolidated Total Liabilities (including the undrawn amount of all outstanding Letters of Credit) to Consolidated Tangible Net Worth not to exceed 0.75:1.00.

                   (i) DEFAULT UNDER ADJACENT PROPERTY LEASE. The occurrence of an "Event of Default" as defined and set forth under the Lease of the Land by and between Landlord and Tenant dated as of July 6, 1995, as amended by that certain First Amendment to Lease dated June 17, 1996 (the "Adjacent Property Lease").

         16.2 CONTEST BY TENANT. If upon the filing of any involuntary petition of the type described in Section 16.1(d) or upon the appointment of a receiver, other than a receiver appointed in any voluntary proceeding referred to in Section 16.1(d), or the taking of possession of all or a substantial portion of the Premises by any department of the city, county, state or federal government, or any officer thereof duly authorized, by reason of the alleged insolvency of Tenant without the consent or over the objection of Tenant, should Tenant desire to contest the same in good faith, Tenant shall, within ninety (90) days after the filing of the petition or after the appointment or taking of possession, give Notice to Landlord that Tenant proposes to make the contest, and the same shall not constitute an Event of Default so long as Tenant shall prosecute the proceedings with due diligence and no part of the Premises shall be exposed to sale by reason of the continuance of the contest.

         16.3      LANDLORD'S REMEDIES.    Landlord shall have the remedies
specified below:

                   (a) CONTINUE LEASE. In connection with an Event of Default, Landlord shall have the right to enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by Tenant and to exercise all other remedies permitted by Section 1951.2 or 1951.4 of the California Civil Code whichever is applicable, or any amendments thereof. Landlord has the remedy described in California Civil Code Section 1951.2 or 1951.4. Upon application by Landlord, a receiver may be appointed to take possession of the Premises and exercise all rights granted to Landlord as set forth in this Section 16.3.

                   (b) TERMINATE LEASE. In connection with an Event of Default, Landlord may terminate this Lease, by giving Tenant Notice thereof, at any time after the occurrence of such Event of Default and whether or not Landlord has also exercised any right under Section 16.3(a). In such event Tenant shall be obligated to purchase the Premises for an amount equal to the Purchase Price described in the Purchase Option contained in Section 17.1 below (that is, all accrued Base Rent, Additional Rent and the Lease Investment Balance). Landlord shall also have its other remedies at law (including its rights under the SBLF Deed of Trust), provided, however, that Tenant's obligation to purchase the Premises pursuant to Section 17.2 shall survive any termination of this Lease up through the date of foreclosure sale under the SBLF Deed of Trust.

                   (c) LANDLORD'S CONTINUING OBLIGATION TO SELL. Except in the case of a foreclosure under the SBLF Deed of Trust, in the event Landlord obtains possession of the Premises pursuant to the terms of this Lease (because of Tenant's default, Lease expiration, or otherwise), Landlord shall be under a continuing obligation to use its commercially reasonable efforts to sell the Premises to one or more unrelated third parties; provided, however, that Landlord shall not be required to sell or attempt to sell any portion of the Premises (i) in a manner, or under circumstances, that could materially impair Landlord's ability to enforce any of its rights or remedies under this Lease (as determined in Landlord's sole discretion exercised in good faith) or (ii) at a time when market conditions render it inadvisable to sell or attempt to sell the Premises (as determined in Landlord's sole discretion exercised in good faith). Upon the occurrence of any such sale Landlord shall be obligated to pay to Tenant any excess of the amount realized by Landlord in connection with such sale over the Purchase Price (defined below). For purposes of the preceding sentence, the amount realized by Landlord upon a sale of the Premises shall be net of Landlord's reasonable sale expenses and other expenses reasonably incurred by Landlord to consummate such sale. Landlord's obligation to pay such excess to Tenant shall survive any termination of this Lease. Tenant agrees that the Landlord will be deemed to be acting in good faith if it refuses to sell its interest for less than the excess of the Lease Investment Balance over the Guaranteed Residual Value.

         In the event there is a foreclosure sale under the SBLF Deed of Trust, then the party acquiring the property sold at such foreclosure sale (the "Purchaser") shall have the option to purchase the fee simple interest in all, but not less than all, of the then-existing Premises owned by Landlord on the following terms: (i) such option to purchase must be exercised by written notice delivered to Landlord no later than thirty (30) days following the date of completion of the foreclosure sale, as evidenced by the recordation of a deed conveying such property so sold at foreclosure by the trustee under the SBLF Deed of Trust; (ii) the purchase price for the fee simple interest in the then-existing Premises shall be the Purchase Price set forth in Section 17.1(a) of the Lease (as adjusted to take into account all reductions in the Lease Investment Balance resulting from payments received by Landlord, including proceeds received by Landlord as a result of the foreclosure sale); and (iii) the purchase and sale of the then-existing Premises shall be consummated in the manner described in Section 17.1(c) of the Lease. In the event such Purchaser fails to timely exercise the foregoing purchase option, the purchase option shall expire and Landlord shall thereafter have no further obligation to sell the then-existing Premises.

         16.4 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial Base Rent or Additional Rent during the continuance of any breach shall constitute a waiver of any such breach or of the term, covenant, or condition. No term, covenant or condition of this Lease to be performed or complied with by Tenant or Landlord, and no breach thereof, shall be waived, terminated, altered or modified except by a written instrument executed by Landlord and Tenant. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, and condition of this Lease shall continue in full force and effect with respect to any other then existing subsequent breach thereof.

         16.5 EFFECT OF ASSIGNMENT. Notwithstanding an Entity's prior assignment or transfer of its interest as Tenant under this Lease, so long as Landlord has been given Notice of such assignment pursuant to Sections 12.1 and 18.3, Landlord shall give such Entity copies of all Notices required by this
Article 16 in connection with any Event of Default, and such Entity shall have the period granted hereunder to Tenant to cure such Event of Default, unless such Entity shall have been released from all obligations arising under this Lease. Landlord may not assert any rights against such Entity in the absence of such Notice and opportunity to cure, so long as Landlord has been given Notice of such assignment pursuant to Sections 12.1 and 18.3.

         16.6 LANDLORD CURE RIGHT. If Tenant fails to perform any covenant or agreement to be performed by Tenant under this Lease, and if the failure or default continues for thirty (30) days after Notice to Tenant (except for emergencies and except for payment of any lien or encumbrance threatening the imminent sale of the Premises or any portion thereof, in which case payment or cure may be made as soon as necessary to minimize the damage to person or property caused by such emergency or to prevent any such sale), Landlord may, but shall have no obligation to, pay the same and cure such default on behalf of and at the expense of Tenant and do all reasonably necessary work and make all reasonably necessary payments in connection therewith including, but not limited to, the payment of reasonable attorneys' fees and disbursements incurred by Landlord. Notwithstanding the foregoing, Landlord shall have no right to cure any such failure to perform by Tenant so long as Tenant: (1) is diligently and in good faith attempting to cure such matter and prosecuting such cure to completion; (2) has the financial ability to so comply; and (3) commenced cure of such matter within thirty (30) days after Tenant's receipt of Notice thereof from Landlord. Failure by Tenant to comply with the above shall allow Landlord to commence in a reasonable and customary manner and in good faith to attempt to cure such matter. Upon demand, Tenant shall reimburse Landlord for the reasonable amount so paid, together with interest at the Default Rate from the date incurred until the date repaid.

                                   ARTICLE 17
                    TENANT'S OPTION TO PURCHASE OR TERMINATE

         17.1      OPTION TO PURCHASE PREMISES.

                   (a) PURCHASE OPTION. On any Rent Payment Date during the Term Tenant shall have the option ("Purchase Option") to purchase all of the then-existing Premises. The purchase price ("Purchase Price") for the Premises shall be the sum of accrued and unpaid Base Rent, any accrued and unpaid Additional Rent, plus the Lease Investment Balance.

                   (b) PURCHASE OPTION EXERCISE NOTICE. If Tenant desires to exercise the Purchase Option, Tenant shall deliver to Landlord thirty (30) days prior written notice ("Purchase Option Exercise Notice") of Tenant's election. If Tenant does not exercise the Termination Option as provided in
Section 17.2 below it shall be deemed to have exercised the Purchase Option.

                   (c) TRANSFER. If Tenant exercises the Purchase Option, the purchase and sale of the Premises shall be consummated as follows:

                               (i)   Landlord shall grant and convey the
Premises to Tenant, its authorized agent or assignee, pursuant to a duly executed and acknowledged assignment and assumption of leasehold interest (as to the Land) and a grant deed as to the Premises (collectively herein the "Deed"), free and clear of all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way and restrictive covenants or conditions, of record, placed against the Premises by Landlord except for the Permitted Title Exceptions (excluding the SBLF Deed of Trust), and any UCC-1 filed or recorded which evidence security interests encumbering the Premises or any part thereof in favor of SBLF, which security interests SBLF shall cause to be released so that they no longer affect the Premises).

                              (ii)   The Purchase Price shall be paid upon
delivery of the Deed and any other documents reasonably requested by Tenant to evidence the transfer of the Premises subject to the Permitted Title Exceptions (excluding the SBLF Deed of Trust, and any UCC-1 filed or recorded which evidence security interests encumbering the Premises or any part thereof in favor of Landlord, which security interests Landlord shall cause to be released so that they no longer affect the Premises) ("Additional Documents"). In the event that Tenant elects to assign the Purchase Option pursuant to Section 17.1(d) below, and Tenant's assignee pays an amount less than the Purchase Price for the Premises, Tenant shall pay to Landlord any excess of the Purchase Price over the amount paid by such assignee. Landlord shall deliver the Deed and the Additional Documents to Tenant on the date for closing specified by Tenant in the Purchase Option Exercise Notice. The closing shall take place at the location and in the manner reasonably set forth by Tenant in the Purchase Option Exercise Notice; provided that the date of closing shall occur no later than the last day of the Term of the Lease.

                             (iii)   If Landlord shall fail to cause title to
be in the condition required in Section 17.1(c)(i) above within the time herein prescribed for the delivery of the Deed, then Tenant shall have the right (in addition to all other rights provided by law) by a written notice to Landlord:
(1) to extend the time in which Landlord shall clear title and deliver the Deed and Additional Documents, during which extension this Lease shall remain in full force and effect, except Tenant shall be released from its obligation to pay Base Rent during the extension; (2) to accept delivery of the Deed and Additional Documents subject to such title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way and restrictive covenants or conditions specified and set forth in the Deed and not cleared by Landlord; (3) to rescind, by notice to Landlord and without any penalty or liability therefor, any and all obligations Tenant may have under and by virtue of the Purchase Option or the exercise thereof, whereupon this Lease shall remain in full force and effect; (4) if the title exception is curable by the payment of money, Tenant may make such payment and such payment shall be a credit against the Purchase Price in favor of Tenant.

                              (iv)   Base Rent shall be prorated and paid and
all Additional Rent which is then due and payable shall be paid as of the date title to the Premises is vested of record in Tenant. Tenant shall pay the escrow fees; the recorder's fee for recording the Deed; the premium for the title insurance policy; all documentary transfer taxes; Tenant's attorneys' fees; Landlord's reasonable attorneys' fees; all other costs and expenses incurred by Tenant in consummating the transfer of the Premises; and all reasonable expenses (except as specified in the next sentence) incurred by Landlord in consummating the transfer of the Premises pursuant to this Section
17.1. Landlord shall pay the costs and expenses of clearing title as required by Section 17.1(c)(i).

                   (d) ASSIGNMENT. Tenant shall have the right, without Landlord's consent, to assign this Purchase Option, in whole, to any Entity at any time, whether or not Tenant also assigns its interest in the Lease.

         17.2      TERMINATION OPTION.

         (a) NOTICE. Provided that no Event of Default has occurred and is continuing, unless Tenant has notified Landlord prior to such date that it elects the Purchase Option, Tenant may, on the date which is four (4) months prior to the expiration of the Term, exercise an option ("Termination Option") to sell the Premises; provided, however that at any time Tenant can rescind its election to exercise its Termination Option if it then exercises its Purchase Option pursuant to Section 17.1 above. The four (4) month period is referred to herein as the "Sales Period".

         (b) TERMINATION OPTION. After giving the notice set forth in section (a) above Tenant shall then use its best efforts to sell the Premises for cash to a third party purchaser (who is not an affiliate of Tenant within the meaning of Rule 405 under the Securities Act of 1933) and, if the Premises are not conveyed to such purchaser prior to the expiration of the Term, Tenant shall have no further right to sell the Premises and Landlord may, at its option either allow the Tenant to holdover pursuant to Section 4.2 above, or terminate the Lease in which case Tenant shall immediately vacate the Premises, and quitclaim all interest of Tenant, if any, therein to Landlord, and pay to Landlord the Guaranteed Residual Value as provided in Section 17.2(d) below.

         (c) TERMINATION OPTION PROCEDURES. In the event that Tenant elects the Termination Option, Tenant shall use its best efforts throughout the Sales Period to obtain a purchaser (who is not an affiliate of Tenant as described above) for the Premises. Tenant shall have the exclusive right to market the Premises during the first three (3) months of the Sales Period (the "Exclusive Period"). Landlord may direct Tenant to hire and pay for no more than one (1) commission sales agent after the expiration of the Exclusive Period. Except as otherwise provided below, any sale by Tenant shall be for the highest cash bid submitted to Tenant, including any cash bid submitted by Landlord. The determination of the highest bid shall be made by Landlord prior to the end of the Sales Period. After the end of the Exclusive Period, Landlord may accept any bid solicited by Landlord, Tenant or its agent, in which case Tenant's sales effort may be suspended until the earlier of the closing of such sale on the last day of the Term or revocation or rejection of
such cash bid.   Notwithstanding the above provisions, Tenant may (i) accept during the Exclusive Period any cash bid (net of expenses of sale) which exceeds the Lease Investment Balance, and (ii) rescind the Termination Option at any time so long as it is exercising its Purchase Option, which shall be prior and superior to an accepted offer from a third party. If Landlord undertakes any sales efforts, Tenant shall promptly reimburse Landlord for any reasonable charges, costs and expenses incurred in such effort, including any commissions, allocated time charges, costs and expenses of internal counsel, external counsel or other attorneys' fees.

         (d) PAYMENTS UNDER TERMINATION OPTION. If Tenant elects the Termination Option, Tenant shall pay to Landlord on the last day of the Term in immediately available funds any Base Rent or Additional Rent due and owing under the Lease. Except as provided in Section 17.2(e), the proceeds (the "Proceeds") of any sale of the Premises pursuant to the Termination Option shall be paid to Landlord upon any such sale without deductions, and not later than the expiration of the Lease Term. If the Premises are not sold and conveyed to a purchaser in exchange for Proceeds on or before the expiration of the Lease Term, then on the expiration of the Lease Term, Tenant shall pay to Landlord in immediately available funds an amount equal to the then Guaranteed Residual Value.

         (e) PROCEDURES UPON SALE UNDER THE TERMINATION OPTION. Any sale pursuant to the Termination Option shall be consummated on the last day of the Term. To the extent the Proceeds exceed the Lease Investment Balance, such excess shall be paid out of escrow to Tenant. Upon payment to Landlord of all amounts due it under this Lease, Landlord shall execute and deliver to the purchaser of the Premises a grant deed in the same manner and subject to the same conditions and obligations as are set forth in
Section 17.1(c) above and have the same obligation to deliver title and remove exceptions as set forth in said Section. Except as provided in the second sentence of this subparagraph, the Proceeds shall be applied first to the Lease Investment Balance; and Tenant shall reimburse Landlord for the difference between the Lease Investment Balance (calculated immediately prior to receipt of the Proceeds) and the Proceeds, up to the amount of the Guaranteed Residual Value.

                                   ARTICLE 18
                                 MISCELLANEOUS

         18.1 RELATIONSHIP. Neither this Lease nor any agreements or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as constituting Landlord and Tenant as partners or joint venturers, one with the other, or as creating any partnership, joint venture, association or, except as set forth in Section 18.2 below, any other relationship other than that of landlord and tenant: and, except as set forth in Section 18.2 below, both Landlord and Tenant agree not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving either Landlord or Tenant or the subject matter of this Lease.

         18.2      FORM OF TRANSACTION: CERTAIN TAX MATTERS.

                   (a) Landlord and Tenant hereby agree and declare that the transactions contemplated by this Lease are intended to constitute, both as to matters of form and substance:

                              (i)   an operating lease for financial accounting
purposes, and

                              (ii)   a financing arrangement (and not a "true
lease") for purposes of Federal, state and local income, property or other forms of tax.

Accordingly, and notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree and declare that (A) the transactions contemplated hereby are intended to have a dual, rather than single, form and
(B) all references in this Lease to the "Lease" of the Premises which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of Landlord and Tenant as to the true form of such arrangements.

                   (b) Landlord and Tenant agree that, in accordance with their intentions and the substance of the transactions contemplated hereby, Tenant (and not Landlord) shall be treated as the owner of the Premises for Federal, state, local income and property tax purposes and this Lease shall be treated as a financing arrangement. Tenant shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. Landlord shall not file any Federal, state or local income tax returns, reports or other statements in a manner which is inconsistent with the foregoing provisions of this Section 18.2.

                   (c) Tenant acknowledges that it has retained accounting, tax and legal advisors to assist it in structuring this Lease and Tenant is not relying on any representations of Landlord regarding the proper treatment of this transaction for accounting, income tax or any other purpose.

         18.3 NOTICES. Each Notice shall be in writing and shall be sent by personal delivery, overnight courier (charges prepaid or billed to the sender) or by the deposit of such with the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage and in each case addressed as provided in the Basic Lease Provisions. Each Notice shall be effective upon being personally delivered or actually received. The time period in which a response to any such Notice must be given or any action taken with respect thereto shall commence to run from the date of personal delivery or receipt of the Notice by the addressee thereof, as reflected on the return receipt of the Notice. Rejection or other refusal to accept shall be deemed to be receipt of the Notice sent. By giving to the other party at least thirty
(30) days' prior Notice thereof, either party to this Lease shall have the right from time to time during the Term of this Lease to change the address(es) thereof and to specify as the address(es) thereof any other address(es) within the continental United States of America.

         18.4 SEVERABILITY OF PROVISIONS. If any term, covenant or condition of this Lease shall be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to Entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

         18.5 ENTIRE AGREEMENT: AMENDMENT. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         18.6 MEMORANDUM OF LEASE OF THE LAND. Neither party shall record this Lease. However, concurrently with the execution of this Lease, Landlord and Tenant have executed a Memorandum of Lease of the Land ("Memorandum of Lease") in the form attached hereto as Exhibit D and by this reference made a part hereof, which Memorandum of Lease shall be promptly recorded in the Official Records.

         18.7 SUCCESSORS AND ASSIGNS. Subject to Articles 11 and 12, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, executors, legal representatives, successors and assigns. Whenever in this Lease a reference to any Entity is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such Entity.

         18.8 COMMISSIONS. Landlord and Tenant each represent and warrant that neither has dealt with any broker in connection with this transaction and that no real estate broker, salesperson or finder has the right to claim a real estate brokerage, salesperson's commission or finder's fee by reason of contact between the parties brought about by such broker, salesperson or finder. Each party shall hold and save the other harmless of and from any and all loss, cost, damage, injury or expense arising out of or in any way related to claims for real estate broker's or salesperson's commissions or fees based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnifying party or alleged introductions of the indemnifying party to the indemnified party.

         18.9 ATTORNEYS' FEES. In the event any action is brought by Landlord or Tenant against the other to enforce or for the breach of any of the terms, covenants or conditions contained in this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court, together with costs of suit therein incurred. Tenant shall pay the reasonable attorneys' fees incurred by Landlord for the review and negotiation of this Lease.

         18.10 GOVERNING LAW. This Lease and the obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California.

         18.11 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

18.12     TIME IS OF THE ESSENCE.  Time is of the essence of this Lease, and of each provision hereof.

         18.13 NO THIRD PARTY BENEFICIARIES. This Lease is entered into by Landlord and Tenant for the sole benefit of Landlord and Tenant. There are no third party beneficiaries to this Lease.

         18.14 LIMITATIONS ON RECOURSE. Except for the gross negligence or willful misconduct of Landlord, the obligations of Tenant and Landlord under this Lease shall be without recourse to any partner, officer, trustee, beneficiary, shareholder, director or employee of Tenant or Landlord. Landlord's liability to Tenant for any default by Landlord under this Lease:
(1) shall be limited to Landlord's equity in the Premises; and (2) shall extend to any actual damages of Tenant, but shall not extend to any foreseeable and unforeseeable consequential damages.

         18.15 ESTOPPEL CERTIFICATES. Within thirty (30) days after request therefor by either party, the non-requesting party shall deliver, in recordable form, a certificate to any proposed mortgagee, purchaser, sublessee or assignee and to the requesting party, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant's most recent payment of Base Rent, that, to the best of its knowledge, the non-requesting party has no defenses or offsets outstanding, or stating those claimed, and any other information reasonably requested. Failure to deliver said statement in time shall be conclusive upon the non-requesting party that: (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) there are no uncured defaults in the requesting party's performance and the non-requesting party has no right of offset, counterclaim or deduction against the non-requesting party's obligations hereunder; (c) no more than one month's Base Rent has been paid in advance; and
(d) any other matters reasonably requested in such certificate.

         18.16 AS-IS LEASE. Landlord makes no representations or warranties concerning the condition, suitability or any other matters relating to the Premises, and Tenant hereby acknowledges that Tenant leases the Premises from Landlord on an "as is" basis.

         18.17 NET LEASE. Except for Landlord's Taxes or as otherwise provided in this Lease, Tenant agrees that this Lease is an absolute net Lease, and the Base Rent called for hereunder shall be paid as required net of all expenses associated with the Premises, including without limitation, Real Estate Taxes and insurance premiums for the insurance required to be carried hereunder, and all other reasonable and customary costs and expenses incurred by Landlord and owed to independent third parties, in connection with the Premises or this Lease, all of which shall be paid or reimbursed by Tenant unless otherwise specifically provided herein. Tenant agrees to reimburse Landlord, within five (5) business days following receipt of any written demand therefor, for all reasonable and customary fees, late charges, title endorsement and other costs and expenses charged to Landlord which accrue during any period.

         18.18 LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord hereby represents and warrants that:

         (a) Landlord has the full right and authority to enter into this Lease, consummate the sale, transfers and assignments contemplated herein and otherwise perform its obligations under this Lease;

         (b) the person or persons signatory to this Lease and any document executed pursuant hereto on behalf of such party have full power and authority to bind such party; and

         (c) the execution and delivery of this Lease and the performance of such party's obligations hereunder do not and shall not result in the violation of its organizational documents or any material contract or agreement to which such party may be a party.

         18.19 TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant hereby represents and warrants to Landlord that:

         (a) CORPORATE STATUS. Tenant (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so might have a material adverse effect on it or its properties.

         (b) CORPORATE POWER AND AUTHORITY. Tenant has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Lease and the SBLF Deed of Trust ("Operative Documents") to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought and except as otherwise stated in the opinion of Tenant's counsel delivered to Landlord in connection with the execution and delivery of this Lease.

         (c) NO VIOLATION. Neither the execution, delivery and performance by Tenant of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Tenant of the transactions contemplated therein (i) will result in a violation by the Tenant of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over the Tenant or the Premises that would materially adversely affect (x) the validity or enforceability of the Operative Documents to which the Tenant is a party, or the title to, or value or condition of, the Premises, or (y) to the best of the Tenant's knowledge, the consolidated financial position, business or consolidated results of operations of the Tenant or the ability of the Tenant to perform its obligations under the Operative Documents, (ii) will conflict with or result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Tenant pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Tenant is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Exceptions), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Tenant.

         (d) LITIGATION. Except as disclosed in Exhibit E, there are no actions, suits or proceedings pending or, to the knowledge of the Tenant, threatened (i) that are reasonably likely to have a material adverse effect on the Premises or on the businesses, operations, financial condition or material assets of the Tenant, or (ii) that question the validity of the Operative Documents or the rights or remedies of the Landlord with respect to the Tenant or the Premises under the Operative Documents.

         (e) GOVERNMENTAL APPROVALS. Except as disclosed in Exhibit F, no Governmental Action by any Governmental Authority having jurisdiction over the Tenant, or the Premises is required to authorize or is required in connection with (i) the execution, delivery and performance by the Tenant of any Operative Document to which it is a party, or (ii) the legality, validity, binding-effect or enforceability against the Tenant of any Operative Document to which it is a party.

         (f) INVESTMENT COMPANY ACT. Tenant is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940 as amended.

         (g) PUBLIC UTILITY HOLDING COMPANY ACT. Tenant is not a "holding company" or a "subsidiary company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (h) PROVIDED INFORMATION. The information and materials which were provided by Tenant to the Landlord prior to the Date of Lease are true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

         (i) TAXES. All United States Federal income tax returns and all other tax returns which are required to have been filed have been or will be filed by or on behalf of the Tenant by the respective due dates, including extensions, and all taxes due with respect to the Tenant pursuant to such returns or pursuant to any assessment received by the Tenant have been or will be paid. The charges, accruals and reserves on the books of the Tenant in respect of taxes or other governmental charges are, in the opinion of the Tenant adequate.

         (j) COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and the Internal Revenue Code of 1986, as amended from time to time (the "Code") with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (iii) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation (the "PBGC") for premiums under Section 4007 of ERISA. No "Plan Termination Event" has occurred with respect to any Plan. No member of the ERISA Group has any knowledge of any event that could result in a liability of any such member to the PBGC, whether under a Plan, a Multiemployer Plan, or otherwise. There have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the material assets of the Tenant or the ERISA Group. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Lease. No member of the ERISA Group has incurred any "withdrawal liability" within the meaning of Title IV of ERISA with respect to a Multiemployer Plan. No "Prohibited Transaction" within the meaning of Section 406 of ERISA exists or will exist with respect to any Plan upon the execution and delivery of this Lease or any Operative Document.

         (k) ENVIRONMENTAL LAWS. To the best of Tenant's knowledge, except as disclosed in Exhibit G, the Tenant is in compliance with all Environmental Laws relating to pollution and environmental control in all domestic jurisdictions in which all real property of the Tenant, including the Land, are located, other than those the non-compliance with which would not have a material adverse effect on such real property including the Land, or the consolidated results of operations, business, or consolidated financial position of the Tenant.

         (l) OFFER OF SECURITIES, ETC. Neither the Tenant nor any person authorized to act on the Tenant's behalf has, directly or indirectly, offered any interest in the Premises or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Premises), for sale to, or solicited any offer to acquire any of the same from, any person other than the Landlord and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

         (m)  FINANCIAL STATEMENTS.

                   (i) The submitted financial statements, copies of which have been delivered to the Landlord, present fairly in all material respects, in conformity with generally accepted accounting principles, the financial position of the Tenant as of such date and its results of operations and cash flows for such fiscal year.

                   (ii) The unaudited consolidated statement of financial position of the Tenant as of March 31, 1996 and the related unaudited consolidated statements of income, and cash flows for the year to date, copies of which have been delivered to Landlord, present fairly in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with the financial statements referred to in clause (i) of this subsection
         (m), the consolidated financial position of the Tenant as of such date and its consolidated results of operations and cash flows for such year-to-date period (subject to normal year-end adjustments).

         (n) PREMISES. To the best of Tenant's knowledge, the Premises will comply in all material respects with all material requirements of law (including, without limitation, all zoning and land use laws and environmental laws) and insurance requirements.

         (o) TITLE. The Grant Deed will be in form and substance sufficient to convey good and marketable title to the Premises in fee simple, subject only to Permitted Exceptions.

         (p) FLOOD HAZARD AREAS. To the best of Tenant's knowledge, except as otherwise identified on the survey delivered to Landlord, no portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Premises in accordance with Article 7 and in accordance with the National Flood Insurance Act of 1968, as amended.

         (q) LEASE. Upon the execution and delivery of this Lease, (i) the Tenant will have unconditionally accepted the Premises (provided that nothing contained herein shall be deemed a waiver by the Tenant of any right of action against persons with respect to title to and condition of the Premises on the Date of Lease other than the Landlord) and will have good and marketable title to a valid and subsisting leasehold interest in the Premises, subject only to Permitted Exceptions, (ii) no right of offset will exist with respect to any Rent or other sums payable under this Lease, and (iii) no Rent under this Lease will have been prepaid.

         (r) TITLE TO PROPERTIES. The Tenant has good and marketable title to all of its material assets reflected on the balance sheets in the submitted financial statements, except for such material assets as has been disposed of in the ordinary course of business, and all such material assets are free and clear of any lien, except as reflected in said submitted financial statements and/or notes thereto or as otherwise permitted by the provisions hereof or under the Operative Documents, and except for Permitted Exceptions. The Tenant has such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated, without known conflict with the rights of others.

         (s) DEFAULTS. To the best of Tenant's knowledge, the Tenant is not in material default under (and no event has occurred which with the lapse of time or notice or action by a third party could result in a default under), nor has Tenant received written notice of any event of default which has not been cured, under any instrument evidencing any debt or under any agreement relating thereto or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which any such person is a party or by which any such person or any of its material assets is subject to or bound.

         (t) USE OF ADVANCE. No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of debt that was incurred for the purposes of purchasing or carrying, any margin security as such term is defined in Section 207.2 of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II,
Part 207).

         18.20 TENANT'S WAIVER OF DEMAND FOR POSSESSION. Tenant waives any demand for possession of the Premises and any demand for payment of Base Rent and notice of intent to re-enter the Premises, or of intent to terminate this Lease, and waives any and every other notice or demand prescribed by any applicable statutes or laws.

         18.21 FINANCIAL REPORTING. Tenant shall provide to Landlord: (1) annually, within ninety (90) days after the end of each of Tenant's fiscal years during the Term, annual audited financial statements (including balance sheet, income statements, and cash flow statements) of Tenant, (2) quarterly, within forty-five (45) days after the end of each of Tenant's fiscal quarters during the Term, quarterly unaudited financial statements (including balance sheet, income statements, and cash flow statements) of Tenant, and (3) as well as an officer's certificate delivered every reporting period stating that no Event of Default has occurred under the Lease in the form attached as Exhibit H.

         18.22 REGULATION D COMPENSATION. For so long as the Landlord is required to maintain reserves against Eurocurrency Liabilities (or any other category of liabilities which include deposits by reference to which the LIBOR Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Landlord to United States residents), and, as a result, the cost to the Landlord (or its funding office) of making or maintaining its Advances is increased, then the Landlord may require the Tenant to pay, contemporaneously with each payment of Base Rent, an additional amount at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBOR Rate divided by (B) one minus the Eurocurrency Reserve Requirements, over (ii) the applicable LIBOR Rate. In the event that the Landlord wishes to require payment of such additional amount, the Landlord (x) shall so notify the Tenant, in which case such additional Base Rent shall be payable to the Landlord at the place indicated in such notice with respect to each Borrowing Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the Tenant at least five Business Days prior to each date on which Base Rent is payable a certificate setting forth the amount to which it is then entitled under this Section 18.22 (which shall be consistent with it's good faith estimate of the level at which the related reserves are maintained by
it). Each such certificate shall be accompanied by such information as the Tenant may reasonably request as to the computation set forth therein.

                                   ARTICLE 19
                                INDEMNIFICATION

         19.1 TAX INDEMNITY. Notwithstanding anything in Article 6 to the contrary, Tenant shall protect and defend Landlord from and against all criminal prosecution regarding and shall indemnify and hold Landlord harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of:

                   (a) Any and all U.S. Federal, state or local income taxes imposed upon Landlord in consequence of Landlord being treated as the owner or lessor of the Premises (or any part thereof) for such tax purposes; provided Landlord has fully complied with Section 18.2;

                   (b) Any and all taxes imposed upon Tenant (except to the extent of Landlord's Taxes or to the extent that such taxes are imposed upon Tenant as a result of Landlord's failure to comply with its obligations under this Lease);

                   (c) Any and all taxes required to be withheld from payments made by Tenant to a third party not related to or affiliated with Landlord;

                   (d)  Any and all Real Estate Taxes;

                   (e) Any and all taxes owed by Landlord (other than Landlord Taxes) as a result of payment made by Tenant to Landlord pursuant to Tenant's indemnity obligations under this Section 19.1; and

                   (f) Any and all costs, liabilities or damages (including reasonable attorneys' fees) incurred by Landlord in obtaining indemnification payments from Tenant under the provisions of this Section 19.1.

         Tenant's obligation to reimburse or indemnify Landlord for any taxes, governmental fees, penalties, interest or other supplemental tax charges under this Lease shall be reduced by the value of any related or offsetting tax benefits derived or realized by Landlord. Tenant's duty to indemnify Landlord under this Section 19.1 shall apply only to taxes arising during the Term (whether or not due and payable at the conclusion of the Term), but shall otherwise survive the expiration or earlier termination of this Lease.

         19.2 ENVIRONMENTAL INDEMNITY. Tenant agrees to indemnify and hold Landlord harmless from and against, and to reimburse Landlord with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs), fines and/or penalties of any and every kind or character, known or unknown, fixed or contingent, asserted or potentially asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of (A) the failure of Tenant to perform any obligation herein required to be performed by Tenant regarding Applicable Environmental Laws, (B) any violation of any Applicable Environmental Law by Tenant or with respect to the Premises or any disposal or other release by Tenant or with respect to the Premises of any hazardous substance, environmental contaminants or solid waste on or to the Premises, whether or not resulting in a violation of any Applicable Environmental Law, (C) any act, omission, event or circumstance by Tenant or with respect to the Premises which constitutes or has constituted violation of any Applicable Environmental Law with respect to the Premises, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (D) except to the extent of Landlord's gross negligence or willful misconduct, any and all claims or proceedings (whether brought by private party or governmental agencies) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon or migrating into, from or through the Premises (whether or not the release of such materials was caused by Tenant, a subtenant, a prior owner of the Premises or any other Entity) which Landlord may incur. Tenant's duty to indemnify Landlord under this Section 19.2 shall survive the expiration or earlier termination of the Lease with respect to events occurring during or prior to the expiration of the Term or after the Term while Landlord has record title to and Tenant is occupying the Premises, but shall terminate as to events occurring wholly after Tenant is in default under the Lease and is no longer in possession of the Premises.

         19.3 GENERAL INDEMNITY. Except to the extent of Landlord's gross negligence or willful misconduct, Tenant shall defend, indemnify, and hold Landlord harmless from and against any and all losses, costs, expenses, liabilities, claims, causes of action and damages of all kinds that may result to Landlord, including reasonable attorneys' fees and disbursements incurred by Landlord, arising because of any failure by Tenant to perform any of its obligations under this Lease or any of the documents executed by Tenant in connection with this Lease. Tenant's duty to indemnify Landlord under this Lease shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 20
                             COVENANTS OF LANDLORD

         20.1 TITLE. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord to Landlord's satisfaction from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably requested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by
Tenant: (1) remove exceptions to title to or affecting the Premises; (2) create exceptions to title (including, without limitation, easements and rights of way) to or affecting the Premises; or (3) modify any then-existing exception to title. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid.

         20.2      LAND USE.  Except where requested by Tenant pursuant to this
Section 20.2, Landlord shall not cause or give its written consent to any land use or zoning change affecting the Premises or any changes of street grade. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord to Landlord's satisfaction, from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably requested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by Tenant: (1) cause a change in any land use restriction or law affecting the Premises; (2) cause a change in the zoning affecting the Premises; or (3) cause a change in the street grade with respect to any street in the vicinity of the Premises. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid.

         20.3 TRANSFER OF PROPERTY INTERESTS. Except as requested by Tenant pursuant to this Lease, Landlord shall not transfer to any third party any rights inuring to or benefits associated with the Premises (including, without limitation, zoning rights, development rights, air space rights, mineral, oil, gas or water rights). Nothing in this Section 20.3 shall limit Landlord's right to transfer Landlord's interest in this Lease to a third party or its rights to transfer the Premises, pursuant to Section 11.2; provided that as to a transfer under Section 11.2 any purchaser of Landlord's interest in the Premises shall be bound by the terms of this Lease, including without limitation the terms of this Section 20.3).

      IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                     TENANT: OCTEL COMMUNICATIONS
                                             CORPORATION, a Delaware Corporation


                                             By   ______________________________
                                             Name ______________________________
                                             Its  ______________________________




                       (Signatures continued on next page)

      IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                     TENANT: OCTEL COMMUNICATIONS
                                             CORPORATION, a Delaware Corporation


                                             By   /s/ W. MICHAEL WEST
                                                  ------------------------------
                                             Name     W. Michael West
                                                  ------------------------------
                                             Its      President/CEO
                                                  ------------------------------



                       (Signatures continued on next page)

                                 LANDLORD: SUMITOMO BANK LEASING AND
                                           FINANCE, INC., a Delaware corporation


                                           By   /s/ DAVID A. WARD
                                                --------------------------------
                                           Name      David W. Ward
                                                --------------------------------
                                           Its       Senior Vice President
                                                --------------------------------


                                           Dated: ________________________, 1997

                                    Exhibit A

All that certain Real Property in the City of Milpitas, County of Santa Clara, State of California, described as follows:

Being a portion of Parcel 1 as shown on that certain Parcel Map filed in Book 584 of maps at Pages 13 and 14, described as follows:

Beginning at a point on the Southwesterly right-of-way line of Murphy Ranch Road and the Northeasterly corner of said Parcel 1;

Thence along said right-of-way line and the Northeasterly line of said Parcel 1 the following two courses:

South 24 degrees 05' 11" East 153.18 feet to the beginning of a curve to the left;

Along said curve having a radius of 830.00 feet through a central angle of 15 degrees 39' 34" an arc distance of 226.84 feet;

Thence South 52 degrees 22' 26" West 678.21 feet to the Southwesterly line of said Parcel 1;

Thence along the Southwesterly and Northwesterly lines of said Parcel 1 the following five courses:

North 41 degrees 07' 49" West 406.52 feet to the beginning of a curve to the right;

Along said curve having a radius of 620.00 feet through a central angle of 9 degrees 13' 15" an arc distance of 99.78 feet;

North 65 degrees 54' 49" East 90.00 feet;

North 24 degrees 05' 11" West 50.00 feet; and

North 65 degrees 54' 49" East 679.17 feet to the Point of Beginning.

                                    Exhibit B

            CLOSING COSTS AND FEES TO BE INCLUDED IN INITIAL ADVANCE

      The following items shall be included in the definition of the Initial Advance under Section 2.10 of the Lease:


              See Title Company Closing Statement attached hereto.

[LOGO]                       CHICAGO TITLE COMPANY

               ESTIMATED BUYER'S/BORROWER'S SETTLEMENT STATEMENT

ESCROW NUMBER: 02970-000748780-001      ORDER NUMBER: 02970-000748780
CLOSING DATE:     /   /         CLOSER: Sharman McKenna
BUYER:         Octel Communications
SELLER:        Peery Private Investment Company-WP, LLP
               Peery Public Investment Compnay-WP, LLP
               John Arrillaga, Trustee

PROPERTY:      Undeveloped Land, Milpitas, California

                                                CHARGE BUYER      CREDIT BUYER
Sales Price                                    $5,019,492.00     $

Loan Charges To
   Attorney fees to Graham & James                 19,850.00
   Costs to Graham & James                          1,010.80

Appraisal Fee To Cushman & Wakefield                4,500.00

Alta Lender title insurance                           100.00
Alta Leasehold Owners                               4,620.00
Endorsements 103.7,110.1,100.9                        225.00
Endorsement 116.7                                     557.50
Recharacterization endorsement                      1,155.00
Endorsement 115 Mod                                   577.50

Settlement or Closing Fee                           1,350.00
Alta Owners policy                                  5,775.00
Document prep                                          50.00
Preliminary Change of Ownership                        20.00
Recording Fees                                        150.00
City/County Tax/Stamps                              5,522.00

Octel Acquisition costs                           222,772.20

Funds Due From Buyer At Closing                                   5,287,747.00
                                               -------------     -------------
TOTALS                                         $5,287,747.00     $5,287,747.00








--------------------------------------   -------------------------------------
Octel Communications

                                    Exhibit C

                           PERMITTED TITLE EXCEPTIONS

1.      Taxes for the fiscal year 1997-98, a lien not yet payable.

2.      General and Special Taxes and Assessments, if any, for the fiscal year
        1996-97.

        Assessment No.:         086-01-041
        Code No.:               12-012
        First Installment:      $523,060.13 Paid
                                (Includes public improvement of $51,879.37)
                                (PI 85K)
        Second Installment:     $523,060.13 Due and payable
                                (Includes public improvement of $51,879.37)
                                (PI 85K)
        Assessed Valuation of
        Personal Property:      NONE
        Homeowners Exemption:   NONE

3. Diagram Assessment collected with County Taxes under Act of 1915 as follows:

        Designation:                    Assessment No.: 8A-2A
                                        Assessment Code 85K
                                        Assessment District: Milpitas Business
                                        Park Local Imp. Dist. #12
        Remaining Balance of Principal: $289,132.66
        Remaining Balance of Interest:  $118,799.99

        The above amount of Principal and Interest to be collected with taxes for the tax year.

        Said matter affects this and other property.

4. The Lien of Supplemental Taxes, if any, assessed pursuant to the provisions of Chapter 3.5, (commencing with Section 75) of the Revenue and Taxation Code of the State of California.

5. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes.

        In Favor Of:    Pacific Gas and Electric Company, a California
                        corporation
        For:            Installation and maintenance of underground gas and
                        pipe lines, and for incidental purposes

        Recorded:               June 23, 1944 in Book 1200 at Page 477 Official
                                Records

H An Agreement, affecting said land, for the purposes, stated herein, upon the terms, covenants and conditions referred to therein, between the parties named herein

        For:                    Relocation Agreement of non-exclusive easement
        Dated:                  None Shown
        Executed By:            John Arrillaga et al
        Recorded:               September 4, 1986 in Book J832 at Page 1353 of
                                Official Records
        Affects:                As follows:

I A strip of land of the uniform width of 15 feet extending from the Northwesterly boundary line of said lands Southwesterly to the general Northeasterly boundary line of the parcel of land conveyed by said Deed dated September 4, 1985 and lying 7.5 feet on each side of the line which begins at a point outside the boundary lines of said lands and runs thence,


        1) South 24 deg 06' East 394.1 feet; thence

        2) South 25 deg 57 1/2' West 844.1 feet to a point within said lands; thence parallel with the Northwesterly boundary line of said lands

        3) South 65 deg 55' West 319.9 feet; thence

        4) South 67 deg 41' West 322.5 feet to a point distant 47.5 feet Southeasterly from (measured at a right angle to) said Northwesterly boundary line; thence parallel with said Northwesterly boundary line

        5) South 65 deg 55' West 1,784.3 feet; thence

        6) South 60 deg 22' West 140.0 feet to a point distant 61.0 feet Southeasterly from (measured at a right angle to) said Northwesterly boundary line; thence parallel with said Northwesterly boundary line

        7) South 65 deg 55' West approximately 120 feet to a point in the Northeasterly boundary line of the parcel of land conveyed by said Deed dated September 4, 1985; said point of beginning bears North 66 deg 08' East 4.3 feet distant from the found 1 1/2 inch iron pipe with a combination tag stamped RCE 14705 and RCE 14900 accepted as marking the point of intersection of the Southeasterly boundary line of State Route 237 as shown upon the Parcel Map filed for Record in Book 291 of Maps at Page 37, Santa Clara County Records, with the Westerly line of Parcel 2 as shown upon said Parcel Map.

X An Agreement, affecting said land, for the purposes, stated herein, upon the terms, covenants and conditions referred to therein, between the parties named herein

        For:            Relocation

        Dated:          September 1, 1994

        Executed by:    John Arrillaga, as trustee of the trust created July 20,
                        1977 (John Arrillaga Separate Trust), as amended, and
                        Richard T. Peery, as trustee of the trust created July
                        20, 1977 (Richard T. Peery Separate Property Trust), as
                        amended

        Recorded:       December 22, 1994 in Book N709 at Page 1840 of Official
                        Records

        Affects:        As follows:

AA A portion of Parcel 1 as shown on the Parcel Map filed for record in Book 584 of Maps at page 13, Santa Clara County Records, as follows:

        A strip of land of the uniform width of 15 feet, extending from the easterly boundary line of said Parcel 1, westerly to the westerly boundary line of said Parcel 1, and lying 7.5 feet on each side of the line described as follows:

        Commencing at the found 2" brass disc accepted as marking the northwesterly terminus of a course which has a bearing of North 24[degrees] 05' 11" West and a length of 153.18 feet in the centerline of Magnolia Drive (now know as Murphy Ranch Road) as shown on said parcel map, and running thence (A) south 8[degrees]03'38" west 65.80 feet; to a point in the easterly boundary line of said Parcel 1, being the True Point of Beginning of said line; thence leaving said easterly boundary line (1) south 65[degrees]48'00" west 428.47 feet; thence (2) south 59[degrees]16'43" west 336.63 feet to a point in the westerly boundary line of said Parcel 1.

   6. An Agreement, affecting said land, for the purposes, stated herein, upon the terms, covenants and conditions referred to therein, between the parties named herein

        For:            Subdivision Improvement Agreement

        Dated:          July 19, 1983

        Executed by:    City of Milpitas, a Municipal Corporation, The
                        Redevelopment Agency of the City of Milpitas, and John
                        Arrillaga, Trustee, or his successor trustee UTA dated
                        July 20, 1977 (John Arrillaga Separate Property Trust)
                        as amended and Richard T. Peery, Trustee, or his
                        successor trustee UTA dated July 20, 1977 (Richard T.
                        Peery, Trustee, or his successor trustee UTA dated

                        July 20, 1977 (Richard T. Peary Separate Property
                        Trust) as amended
        Recorded:       October 14, 1983 in Book H985 at Page 214 of Official
                        Records

Y    7. The terms, covenants and provisions of Redevelopment Project No. 1, as amended Milpitas Redevelopment Agency executed by the City of Milpitas, recorded November 16, 1984 in Book J043 Page 665, Official Records.

F    8. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

        In Favor Of:    City of Milpitas, A Municipal Corporation
        For:            Public Service facilities, including poles, underground
                        wires, conduits, storm sewers, sanitary sewers, water
                        mains, public utilities and appurtenances
        Recorded:       September 30, 1986 in Book J863 at Page 867 Official
                        Records
        Affects:        The Northeasterly 10 feet of Said Land

J    9. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

        In Favor Of:    The City of Milpitas
        For:            Ingress and Egress purposes
        Recorded:       March 18, 1987 in Book K075 at Page 430 Official
                        Records.
        Affects:        A portion of Said Land

AF 10. An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

        In Favor Of:    City of San Jose, a municipal corporation
        For:            underground public utilities and public services
        Recorded:       July 26, 1996 in Book P435 at Page 0738 Official Records
        Affects:        as follows:

                        Being a portion of Parcel 1, as shown on that certain Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on February 26, 1995, in Book 584 of Maps, pages 13 and 14 and as approved by Resolution No. 6445 Lot Line Adjustment recorded June 28, 1995, in Book N898 Official Records at page 1926 and being more particularly described as follows:

                        beginning at the most northerly corner of Parcel 1 as shown on said Parcel Map, said corner being on the southwesterly line of Murphy Ranch Road (formerly Magnolia Drive) and from which the intersection of said Murphy Ranch Road and Bellew Drive as shown on said Parcel Map bears N 65 deg. 54' 49" E, 9.144 meters; thence proceeding S 65 deg. 54' 49" W along the northwesterly line of said parcel 207.011 meters to the Lands of the City of Milpitas; thence along the boundary of the Lands of the City of Milpitas and said parcel S 24 deg. 05' 11" E, 7.50 meters; thence leaving said boundaries N 65 deg. 54' 49" E, 207.011 meters to the southwesterly line of Murphy Ranch Road; thence along said southwesterly line N 24 deg. 05' 11" W, 7.50 meters to the Point of Beginning.

                        The bearing N 65 deg. 54' 49" E of the northwesterly line of Parcel 1 as shown on the Parcel Map filed for record in the office of the Recorder of Santa Clara County in Book 584 of Maps, pages 13 and 14, was taken as the basis of bearings for this description.

AG      Covenants, Conditions and Restrictions in the above recorded instrument.

AB 11. Any Rights, Interests or Claims which may exist or arise by reason of the following facts shown by a survey made by Kier & Wright Civil Engineers & Surveyors, Inc., dated August 8, 1996, Job No. 95050-1 and inspections of said land:

        None

                                    Exhibit D

                        (MEMORANDUM OF LEASE OF THE LAND)


RECORDING REQUESTED BY, AND
WHEN RECORDED, RETURN TO:

GRAHAM & JAMES LLP
One Maritime Plaza, Suite 300
San Francisco, California 94111
Attention: Bruce W. Hyman, Esq.




                         MEMORANDUM OF LEASE OF THE LAND


         THIS MEMORANDUM OF LEASE OF THE LAND ("Memorandum of Lease") is executed as of February , 1997, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and OCTEL COMMUNICATIONS CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

         WHEREAS, Landlord and Tenant have executed that certain lease ("Lease") dated as of February , 1997, covering a leasehold interest in certain land located on the real property located in the City of Milpitas, Santa Clara County, California as more particularly described in Schedule 1 attached hereto and incorporated herein by this reference ("Land") and the improvements which may come to be located on said Land (the Land and improvements are referred to herein as the "Premises"); and

         WHEREAS, Landlord and Tenant desire to record notice of the Lease in the real estate records of Santa Clara County, California:

         NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby declare as follows:

         1. Demise. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the terms, covenants and conditions contained in the Lease.

         2. Expiration Date. The term of the Lease ("Term") shall commence with respect to the Premises on the date hereof and shall expire on June 20, 1997.

         3. Option to Purchase. Tenant has an option to purchase the Premises, as more particularly described in the Lease, at any time during the Term (including any extension thereof).

         4. Restrictions on Encumbrances. Landlord is prohibited from recording against the Premises liens (including, without limitation, deeds of trust), encumbrances, and other matters that would constitute exceptions to title, and from amending or modifying any of the foregoing that may exist now or during the Term, as more particularly described in the Lease.

         5. Restrictions on Transfers by Landlord. Subject to certain exceptions, Landlord may transfer its interest in the Premises to a third party subject to the restrictions which are set forth with more particularity in the Lease.

         6. Counterparts. This Memorandum of Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date and year first written above.

                                     TENANT: OCTEL COMMUNICATIONS
                                             CORPORATION, a Delaware Corporation


                                             By   ______________________________
                                             Name ______________________________
                                             Its  ______________________________

                       (Signatures continued on next page)

                                 LANDLORD: SUMITOMO BANK LEASING AND
                                           FINANCE, INC., a Delaware corporation


                                           By   ________________________________
                                           Name ________________________________
                                           Its  ________________________________

                             Schedule 1 to Exhibit D



                                   [to follow]

                                    Exhibit E

                               LIST OF LITIGATION

Theis Research, Inc.

         In April 1992, Tenant filed suit in the United States District Court in Northern California, against Theis Research, Inc. ("Theis") for declaratory judgment that Tenant's products do not infringe three patents of Theis and that those patents are invalid. In November 1992, Theis filed a counterclaim against Tenant alleging infringement of seven of Theis' patents. Subsequently, Theis dismissed with prejudice the claims as to all but four of the patents, and its claims as to one of the remaining four patents were dismissed on summary judgment. During the first quarter of fiscal 1995, the Tenant engaged in a jury trial regarding infringement of the three remaining patents and the defense of patent invalidity. In October 1994, the jury returned a verdict finding, among other things, that Tenant was correct in its claim that the three patents at issue were invalid. In August 1995, the Court issued its decision holding that the patents are unenforceable. The Court entered final judgment in the case in January 1996, declaring Tenant a "prevailing party" entitled to recover its substantial costs in connection with the lawsuit. In November 1996 the Court overturned the jury's verdict that Tenant infringed one of the patents held invalid by the jury and that a fourth patent that the Court had found Tenant not to have infringed was also invalid. Theis filed a notice of appeal in December 1996 and Tenant thereafter filed a notice of cross-appeal on certain issues.

Gilbarco, Inc.

         In January 1994, Gilbarco, Inc. ("Gilbarco") filed suit in the U.S. District Court for the District of Colorado against Tenant and one of Tenant's telephone company customers, U.S. West, alleging infringement of a Gilbarco patent and seeking unspecified damages. Tenant filed an answer to the complaint denying any infringement of the patent and raising several affirmative defenses, including an assertion that the patent is invalid and unenforceable. In September 1994, the claims asserted against Tenant were transferred to the U.S. District Court for the Northern District of California and those claims asserted against U.S. West were stayed and administratively closed pending the outcome of the California action. Both parties filed motions for summary judgment on a variety of issues, including a motion by Tenant for summary judgment declaring the Gilbarco patent unenforceable due to inequitable conduct during the procurement of the patent. On February 12, 1996, the Court granted Tenant's motion for summary judgment (and denied Gilbarco's counter-motion) and declared the patent unenforceable as a matter of law. The Court subsequently entered judgment in favor of Tenant and against Gilbarco and awarded Tenant its costs in connection with the lawsuit. Gilbarco's subsequently filed motion for reconsideration of the Court's ruling was denied and Gilbarco thereafter filed a notice of appeal. Briefing of the appeal has been completed and oral argument was held on February 5, 1997.

         Tenant believes, based upon information currently available, including consultations with patent counsel, that Tenant is not infringing any valid patents of Theis or Gilbarco. Tenant will vigorously defend the patent infringement claims and any related claims for compensatory damages. While litigation is inherently uncertain, Tenant believes that the ultimate resolution of these matters will not have a material adverse effect on Tenant's financial position.

         Tenant is currently evaluating several additional claims of third parties. Based in part on industry practice and in part on discussion with certain of such third parties, Tenant believes that in most cases any necessary licenses or rights could be obtained on commercially reasonable terms. However, no assurance can be given that future licenses will be obtained on acceptable terms, that costly litigation will not occur or that Tenant will receive a favorable decision in any litigation that may ensue. The failure to obtain necessary licenses or other rights, or litigation arising out of such claims, could have a material adverse affect on Tenant's operations.

                                    Exhibit F

                         LIST OF GOVERNMENTAL APPROVALS


                                      None

                                    Exhibit G

                           LIST OF ENVIRONMENTAL LAWS


                                      None.

                                    Exhibit H

                          FORM OF OFFICERS' CERTIFICATE


         The undersigned, ____________________ of OCTEL COMMUNICATIONS CORPORATION, a Delaware corporation hereby certifies that as of the date hereof the lease dated February , 1997 by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, as Landlord and OCTEL COMMUNICATIONS CORPORATION, a Delaware corporation, as Tenant is in full force and effect, and Tenant is not in default thereunder.



Date:  ____________________                            _________________________